                                                                    EXHIBIT 10.1

[ ] Confidential treatment has been requested pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended. The confidential portion that is omitted has been filed separately with the Commission.


                     PURCHASE AND MANUFACTURING SERVICES
                                   AGREEMENT

                                                   Agreement Number 98-M-SU-0005

--------------------------------------------------------------------------------
  Solectron Corporation                            NCR CORPORATION
   847 Gibraltar Drive                         1700 S. Patterson Blvd.
    Milpitas, CA 95035                            Dayton, OH  45479
--------------------------------------------------------------------------------


This Agreement is effective on April 27, 1998 and will terminate on April 30, 2003, unless renewed in accordance with the Agreement.

--------------------------------------------------------------------------------
Under this agreement, NCR will purchase personal computers, entry level and server computers from Solectron and have Solectron build MPP computers, point of sale devices and retail scanners.
--------------------------------------------------------------------------------



                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - GENERAL TERMS AND CONDITIONS...........................................................   3
ARTICLE II - OEM...................................................................................  10
ARTICLE III - MANUFACTURING SERVICES...............................................................  19
EXHIBIT A - PRODUCT SPECIFICATIONS.................................................................  29
EXHIBIT B - PRICING, LEADTIME, FLEXIBILITY, ORDER RESCHEDULING, CANCELLATION,
AND RETURNED EVALUATION EQUIPMENT..................................................................  33
EXHIBIT C - QUALITY................................................................................  36
EXHIBIT D - SUPPORT SERVICE REQUIREMENTS...........................................................  47
EXHIBIT E - SAFETY AND REGULATORY REQUIREMENTS.....................................................  50
EXHIBIT F - SERVICE LEVEL AGREEMENT................................................................  56
EXHIBIT G - ELECTRONIC DATA INTERCHANGE............................................................  76
EXHIBIT H - NCR AND THIRD PARTY SOFTWARE...........................................................  80
EXHIBIT I - YEAR 2000..............................................................................  89

NCR CORPORATION, a Maryland corporation, having a place of business at 1700 S. Patterson Blvd., Dayton, OH 45479 USA ("NCR") and Solectron Corporation, having a place of business at 847 Gibraltar Drive, Milpitas, CA 95035 ("Solectron "),

AGREE AS FOLLOWS:

This document sets forth a set of agreements between the parties. Each agreement consists of Article I (General Terms and Conditions) together with a consecutively number article and any exhibits referenced therein ("Agreement"). For example, Article I and Article II (OEM) make up a contract between the parties; and Article I and Article III (Manufacturing Services) make up a separate contract between the parties.


AGREED by the following authorized representatives:

SOLECTRON CORPORATION                    NCR CORPORATION

BY: /s/ SUSAN A. WANG                    BY: /s/ WILLIAM J. EISENMAN
    -------------------------------          ------------------------------
NAME: SUSAN A. WANG                      NAME: WILLIAM J. EISENMAN
     ------------------------------           -----------------------------
TITLE: CHIEF FINANCIAL OFFICER           TITLE: SENIOR VICE PRESIDENT
      -----------------------------            ----------------------------
DATE: APRIL 14, 1998                     DATE: APRIL 13, 1998
     ------------------------------           -----------------------------

                                   ARTICLE I

                         General Terms and Conditions


                               TABLE OF CONTENTS
                               -----------------

1.  CONFIDENTIAL MATERIALS...................................  3
2.  NOTICES..................................................  4
3.  AUDIT....................................................  4
4.  DISPUTES.................................................  5
5.  GENERAL..................................................  6
    5.1  Assignment..........................................  6
    5.2  Severability........................................  6
    5.3  Excused Performance.................................  6
    5.4  Choice of Law.......................................  6
    5.5  Constrained Capacity................................  6
    5.6  Affiliate Participation.............................  6
    5.7  Waiver or Delay.....................................  6
    5.8  Solectron Disaster Plan.............................  7
    5.9  Duty Drawback.......................................  7
    5.10  Country of Origin..................................  7
    5.11  Compliance with Laws...............................  7
    5.12  Personal Warranties................................  7
    5.13  Relationship of Parties............................  7
    5.14  Periods of Time....................................  7
    5.15  Publication of Agreement...........................  7
    5.16  Limitation of Liability............................  7
    5.17  Entire Agreement...................................  8
6.  OTHER OBLIGATIONS........................................  8
    6.1 Reduction [ ]........................................  8
    6.2  Tooling.............................................  8
    6.3  [ ].................................................  8
    6.4  Year 2000 Test......................................  8
7.  DEFINITIONS..............................................  8

1.   CONFIDENTIAL MATERIALS

     For a period of 5 years from the date of receipt, the recipient will use the same degree of care to prevent the disclosure of Confidential Information to any other person as it uses to protect other information of a similar nature which it owns or possesses, but in no event less than reasonable care, unless disclosure is required by law. The recipient may disclose Confidential Information only to those of its employees with a legitimate need to know. Unless the discloser provides written notice to the contrary, the recipient may disclose Confidential Information to its affiliates or contractors with a legitimate need to know who agree in writing to confidentiality obligations consistent with this

     Section. All materials containing Confidential Information are and remain the discloser's property, and upon written request the recipient will promptly return them, and all copies of them, except a single archival copy.

2.   NOTICES

     Except as otherwise specifically provided herein, notices and other communications will be delivered by any method providing for proof of delivery, except that a notice of default or termination may be delivered by facsimile transmission if the original document is also promptly delivered to the recipient. A notice will be deemed given on the date of receipt at the following address(es): the addresses shown on the cover page of this Agreement, with an additional copies to:


     General Counsel/Notices   WHQ-5         Susan Wang
     NCR Corporation                         Senior Vice President and CFO
     Dayton, OH   45479                      Solectron Corporation
                                             847 Gibraltar Drive
     Vice President, Supplier Management     Milpitas, CA 95035
     NCR Corporation
     3325 Platt Springs Rd.                  Legal Department
     West Columbia, SC  29170                Solectron Corporation
                                             847 Gibraltar Drive
     Vice President, Supplier Management     Milpitas, CA 95035
     NCR Corporation
     2651 Satellite Blvd.
     Duluth, GA  30096

     Either party may change its address upon notice as required by this Section.


3.   AUDIT

3.1 During the term of this Agreement, Solectron agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the compliance with provisions concerning quality control, third party software licenses procured by NCR in connection with this Agreement, NCR software, component and Part price information required to be disclosed by Solectron to NCR in connection with Exhibit B, Year 2000 and Safety regulatory warranties, Sections 5.5, 5.9, 5,10, 5.11 of Article I, Section 6.9 of Article II, Section 5.9 of Article III, Section 5.2 of Exhibit D, Exhibit F, royalties reported under Exhibit B, and most favored pricing. Solectron shall maintain on Solectron premises such records for itself and for each Solectron subsidiary which exercises rights under this Agreement.

3.2 In order to verify Solectron's compliance with the terms of this Agreement expressly set forth in Section 3.1 of Article I and any third party or governmental audit requirements, NCR may cause (i) an audit to be made of Solectron's and/or Solectron's subsidiaries' books and records directly related to the audited matters and/or (ii) an inspection to be made of Solectron's and/or Solectron's subsidiaries' facilities and procedures.
     Any audit and/or inspection shall be conducted during regular business hours at such facilities, with 5 business days notice. Any audit may be conducted by NCR or an independent certified public accountant selected by NCR (other than on a contingent fee basis) reasonably acceptable to Solectron. Such third party auditor shall enter into a nondisclosure agreement with Solectron and shall only report to NCR on Solectron's compliance with respect to the audited matter.

3.3 Solectron agrees to provide NCR's designated audit or inspection team access to the relevant Solectron's and/or Solectron's subsidiaries' records and facilities, except to the extent such access may be limited or prohibited by Solectron's agreements with its other customers.

3.4 Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit unless Solectron objects to the results of the audit in writing. Any such audit shall be paid for by NCR unless material discrepancies are disclosed. If material discrepancies are disclosed, Solectron agrees to pay NCR for the reasonable costs associated with the audit. In no event shall audits be made more frequently than semi-annually unless the immediately preceding audit disclosed a material discrepancy.

4.   DISPUTES

4.1 In the event any controversy or claim arises between the parties to this Agreement, they will attempt in good faith to negotiate a solution to their differences by elevating the issue to senior management for resolution and, if negotiation does not result in a resolution within 30 days, they agree to participate in good faith mediation as administered by the American Arbitration Association. In the event of threatened or actual irreparable harm, a party may elect to bypass this Section and proceed directly pursuant to Sections 4.2 or 4.4.

4.2 Any controversy or claim between the parties to this Agreement, whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of infringement, fraud or misrepresentation), which cannot be resolved by negotiation or mediation will be resolved by arbitration pursuant to this section and the then-current Commercial Rules and supervision of the American Arbitration Association. The duty to arbitrate will extend to any employee, officer, shareholder, agent, or affiliate of a party hereto making or defending a claim which would be subject to arbitration if brought by a party hereto. If any part of this section is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate hereunder or any other part of this section.

4.3 The arbitration will be held in the US headquarters city of the party not initiating the claim before a sole arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator's award will be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state or nation specified in this Agreement. Each party will bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration will be borne as provided by the rules of the American Arbitration Association.

4.4 If a party breaches any provision of this Agreement related to the other party's or the other party's supplier's intellectual property, the other party will have no adequate remedy at law and may petition a court of law for injunctive relief to protect the intellectual property.

5.   GENERAL

5.1  Assignment.
     -----------

     No assignment of this Agreement by a party will be valid without the prior written consent of the other party which will not be unreasonably withheld. As used in this Section, "assignment" shall not include mergers, consolidations or the acquisition of the majority of the outstanding voting shares or other controlling interest in the party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. NCR, if it sells an operating unit that is using this Agreement, may replicate this Agreement to such operating unit.

5.2  Severability.  If any provision of this Agreement shall be held to be
     -------------
     illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect provided the intent of the parties has not been materially frustrated.

5.3  Excused Performance. Neither party will be liable for damages because of
     --------------------
     delays in or failure of performance when the delay or failure is due to supplier shortages beyond Solectron's reasonable control, acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, shortage of power, or other cause beyond such party's reasonable control and without its fault or negligence, if the party (a) uses best efforts to promptly notify the other in advance of conditions which will result in a delay in or failure of performances (b) uses commercially reasonable efforts to avoid or remove the conditions (including transferring production to other manufacturers who are not affiliated with Solectron), and (c) immediately continues performance when the conditions are removed.

5.4  Choice of Law.  This Agreement shall be governed by and construed in
     --------------
     accordance with the laws of the State of New York, as applied to contracts entered into and performed entirely in that State, specifically excluding its rules on conflicts of law.

5.5  Constrained Capacity.  During times of constrained capacity, Solectron will
     --------------------
     use all commercially reasonable efforts to utilize capacity planned for NCR to meet NCR requirements. In the event of such constrained capacity, Solectron will provide NCR first priority within NCR's forecasts, as regards available capacity allocation and in no event will NCR's available allocation be lower than the proportion of NCR's pre-allocation Orders as a percentage of Solectron's business for the Products and/or Parts. Subject to Section 5.3, acceptance by NCR of such percentage of its Orders will not be a waiver of any rights or remedies which NCR may have as a result of Solectron's failure to ship all ordered Products and Parts.

5.6  Affiliate Participation.  All rights granted to NCR in this Agreement may
     -----------------------
     be exercised by any Affiliate of NCR agreeing to be bound by the terms of this Agreement. NCR agrees to guarantee the performance of its Affiliates that exercise rights under this Agreement.

5.7  Waiver or Delay.  Failure to enforce any provision of this Agreement is not
     ---------------
     a waiver of future enforcement of that or any other provision.

5.8  Solectron Disaster Plan. Upon NCR's request, Solectron will provide NCR an
     -----------------------
     opportunity to review Solectron's disaster recovery plan which will be prepared within 180 days after the Effective Date. At a minimum, the plan shall address production interruptions and the contingencies indicated in
     Section 5.3 of Article I.

5.9  Duty Drawback.  NCR will be entitled to claim duty drawback on Products and
     -------------
     Parts exported by or for NCR. Solectron will submit, for any Products and Parts containing imported components, a Manufacturing Drawback Entry and/or Certificate (Customs Form 331 or other as applicable), will retain all records required by U.S. statutes and regulations and identified in any drawback contract covering Products and Parts, and will assist NCR as reasonably requested by providing relevant information to NCR, in order to claim duty drawback for Products and Parts.

5.10 Country of Origin.  Solectron will provide to NCR, prior to the first
     -----------------
     delivery of any Product hereunder, a certificate of origin stating the country of origin for the Product or Part and if applicable a NAFTA certificate of origin. If the country of origin for any Product should change, Solectron will provide a new certificate of origin prior to the first delivery of any Product affected by the change.

5.11 Compliance with Laws.  Both parties will, in the manufacture/sale of the
     --------------------
     Products and parts, and in all other performance under this Agreement, fully comply with all applicable federal, state, local and other governmental laws and regulations.

5.12 Personal Warranties.  Each party represents and warrants that it has the
     -------------------
     right and power to enter into this Agreement.

5.13 Relationship of Parties.  The relationship of Solectron and NCR as
     -----------------------
     established under this Agreement will be and remain one of independent contractors, and neither party will at any time or in any way represent itself as being a dealer, agent or other representative of the other party or as having authority to assume or create obligations or act in any manner on behalf of the other party. Nothing in this Agreement creates a partnership, joint venture, agency, or franchise relationship.

5.14 Periods of Time.  Saturdays, Sundays, and holidays will be included when
     ---------------
     computing the number of days required or permitted for notice, response, or other action on the part of either party.

5.15 Publication of Agreement.  Except as may be required by law or by the
     ------------------------
     order of a court of competent jurisdiction, neither Solectron nor NCR will publicize or otherwise advertise the existence of this Agreement or its terms without the prior written consent of the other party. In the event this Agreement must be disclosed, the party disclosing the Agreement shall inform the other party of the requirement and shall, as requested by such other party, provide all reasonable assistance in seeking a protective order or confidential treatment of this Agreement.

5.16 Limitation of Liability. EXCEPT AS EXPRESSLY INDICATED IN THIS AGREEMENT
     -----------------------
     OR OTHERWISE EXPRESSLY AGREED IN WRITING, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, EVEN IF IT HAS BEEN NOTIFIED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

5.17 Entire Agreement.  This document and any referenced documents sets out the
     -----------------
     entire agreement of the parties, and supersedes all prior communications regarding its subject matter. A waiver or amendment of any provision may only be made in writing signed by the authorized representatives of both parties.

5.18 Further, this Agreement shall take precedence over any conflicting terms in any Exhibit hereto or any Purchase Orders hereunder.

6.   OTHER OBLIGATIONS

6.1  Reduction [].  If, within [  ] after the Effective Date, NCR's unit volume
     ------------
     purchases from Solectron's [ ], are materially less than the [  ].

6.2  Tooling.  If, within [  ] after the Effective Date (or such longer time
     -------
     over which [  ]), NCR's unit volume purchases from Solectron's [  ]

6.3  [  ]

6.4  Year 2000 Test.  The parties agree that they will test the ability of their
     --------------
     systems that support the business covered by this Agreement to confirm that there are no Year 2000 incompatibilities or problems with these systems and their interfaces. The parties will perform this test by the end of Q1 1999 so that the parties can make any necessary changes to each party's respective systems. Each party will bear its own costs with respect to the test and changes needed to its own systems.

7.   DEFINITIONS

7.1 "Affiliate" shall mean any corporation that has outstanding voting securities, at least fifty percent (50%) of which are directly held by NCR.

7.2 "Confidential Information" is information reasonably related to this Agreement that complies with this paragraph. Confidential Information disclosed in documents or other tangible form must be clearly marked as confidential at the time of disclosure. Confidential Information in oral or other intangible form must be identified as confidential at the time of disclosure, and summarized in tangible form clearly marked as confidential and delivered to the recipient within 10 calendar days thereafter. Confidential Information will also include any information which the recipient knows or should know to be confidential even if not marked. Confidential Information does not include information which is or becomes available without restriction to the recipient or any other person through no wrongful act.

7.3  "Effective Date" means the first day of the initial term of this Agreement.

7.4 The term "Products for which NCR or RSG or CSG has design ownership" (whether capitalized or not) or similar forms shall mean Products for which NCR has provided the engineering design to Solectron other than pursuant to the Asset Purchase Agreement between the parties dated April 1, 1998 despite the actual owner of the intellectual property in the design. The term "Products for which Solectron has design ownership" (whether capitalized or not) or similar forms shall mean Products for which Solectron has engineering design responsibility, despite the actual owner of the intellectual property in the design. The foregoing definitions of "Products for which Solectron has design ownership" includes, but is not limited to, Entry Level Computers designed by NCR's engineering team before the Effective Date of this Agreement.

                                   ARTICLE II

                                      OEM

                               TABLE OF CONTENTS
                               -----------------

1.  BACKGROUND................................................................  11
    1.1  Scope................................................................  11
    1.2  Leading Technology...................................................  11
    1.3  Commitment...........................................................  11
    1.4  Exceptions...........................................................  11
    1.5  Right of First Negotiation...........................................  11
2.  DEFINITIONS...............................................................  11
3.  FORECAST/ORDER PLACEMENT/FLEXIBILITY......................................  12
4.  PRICES....................................................................  12
5.  SERVICE SUPPORT REQUIREMENTS..............................................  12
6.  LEAD TIME, DELIVERY, AND PAYMENT..........................................  12
7.  TAXES.....................................................................  14
8.  QUALITY...................................................................  14
9.  LICENSE OF SOFTWARE AND DOCUMENTATION.....................................  14
10. OTHER OBLIGATIONS.........................................................  15
    10.1  New Products........................................................  15
    10.2  Service Level Agreement.............................................  15
    10.3  Leading Edge Procurement............................................  15
    10.4  Executive Reviews...................................................  15
11. WARRANTY AND PRODUCT LIABILITY............................................  15
    11.1  General Warranty....................................................  15
    11.2  DOA.................................................................  16
    11.3  Services............................................................  16
    11.4  Safety and Regulatory Agency Requirements...........................  16
    11.5  Epidemic Failures...................................................  16
    11.6  Indemnification.....................................................  16
    11.7  Contribution........................................................  16
    11.8  Insurance...........................................................  16
    11.9  Year 2000...........................................................  17
12. INDEMNIFICATION FOR INFRINGEMENT..........................................  17
13. TERM AND TERMINATION......................................................  17
14. MANUFACTURING LICENSE.....................................................  18

1.   BACKGROUND

1.1  Scope. NCR is in the business of producing, marketing, and integrating
     -----
     data processing systems and related equipment, software, supplies and services. Solectron provides products and services related to the business of NCR and, subject to the terms and conditions set forth herein, agrees to sell or license its Products and Parts to NCR for either NCR's internal use or NCR's resale or license to NCR's customers. NCR will at its option procure Product from Solectron which may or may not be resold under NCR's logo. From time to time, the parties may agree to additional products or features that will be defined by their specifications and acknowledged and added to this Agreement through the new product/feature process set out in Exhibit F.

1.2  Leading Technology. The parties intend that NCR shall be a leading edge
     ------------------
     supplier of computer products. To this end, subject to any confidentiality agreements Solectron may have, Solectron will both inform and provide a commercially reasonable opportunity for acquisition of new and emerging Solectron and industry technology. At a minimum NCR will be informed by Solectron at least on a concurrent basis with Solectron's other OEM customers in the same or similar markets of such emerging Solectron or industry technology.

1.3  Commitment. [ ]

1.4  Exceptions. The commitment in Section 1.3 of Article II does not [ ]

1.5  Right of First Negotiation.  Subject to NCR's current agreements, NCR shall
     --------------------------
     provide Solectron with a twenty (20) day right of first negotiation for any future terminals, network computers, or mass storage subsystems which Solectron has the capability to provide.


2.   DEFINITIONS

2.1 "Entry Level Computers" shall mean general purpose personal computers and server computers which use up to 4 microprocessors and have a mass storage device such as a hard disk drive or a removable disk drive and are for resale to end users under NCR's brand name. Entry Level Computers do not include terminals, network computers, mass storage subsystems, parts, or computers specifically identified by an NCR customer.

2.2 "Forecast" - A non-binding, administrative document setting forth the anticipated requirements for Products or Parts during a specific time frame of 9 months, used to facilitate the placement of individual Purchase
     Orders.   Forecasts are not Orders.

2.3 "Master Purchase Order" or "MPO" - NCR's purchase authorization to Solectron for Products, Parts or services under this Agreement in preparation of the receipt of Purchase Orders. It is understood that MPO's are for planning and administrative purposes and are not Purchase Orders.

2.4 "Part" - Any component, subassembly, field replaceable unit, or other module of the Product sold under this Agreement.

2.5 "Product" - An item, including Solectron's standard products, services and Software, as described in the Specifications attached to Exhibit A, including any and all modifications, changes and improvements made during the term of this Agreement.

2.6 Purchase Order", "Sales Order" or "Order" - A document issued by NCR for the purpose of ordering specific Products or Parts pursuant to this Agreement. Purchase Orders, Sales Orders or Orders may include an NCR Purchase Order Form, an NCR Release Order Form written against an MPO, or a defined Electronic Data Interface (EDI) Order transmission as defined by the Solectron and NCR in an EDI Agreement attached as Exhibit G. The only parts of a Purchase Order that become part of this Agreement are the quantity, price, description, delivery date and delivery terms.

2.7  "Software"  - Versions of computer programs including software or firmware.

2.8 "Specifications" - The specifications for the Product attached hereto as Exhibit A, including any and all modifications, amendments or changes thereto made pursuant to this Agreement.

3.   FORECAST/ORDER PLACEMENT/FLEXIBILITY

     Provisions related to Forecasts, Order placement and flexibility are set forth in Exhibit B.

4.   PRICES

4.1  [ ]

4.2  Pricing. Pricing will be determined as indicated in Exhibit B of this
     -------
     Agreement.

4.3  Cost Reductions.  Solectron will continue throughout the term of this
     ---------------
     Agreement to reduce costs for all Products and Parts. All cost reductions will be shared in accordance with Exhibit B.

5.   SERVICE SUPPORT REQUIREMENTS.

     Solectron will provide Product support in accordance with Exhibit D.

6.   LEAD TIME, DELIVERY AND PAYMENT

6.1  Lead Time for Products and Parts.  Purchase Orders will be placed in
     --------------------------------
     advance of the required delivery date, allowing for the lead time specified in Exhibit C, unless a shorter lead time is mutually agreed to in a specific Order.

6.2  Shipment.  All Products and regular Orders for Parts purchased under this
     --------
     Agreement will be sold "ex-works" at each Solectron plant and made available for pick up by carriers designated by NCR in the Purchase Order. NCR shall pay the freight carrier directly. [ ] Solectron will notify NCR prior to shipping a partial quantity of a particular Order of Products or Parts. [ ]

6.3  Delivery Timing.  NCR and Solectron will work together to ensure maximum
     ---------------
     order delivery flexibility. A maximum of 3 days early and 0 days late shall be allowed for all deliveries, unless NCR specifically requests other delivery terms. Provided NCR is not the sole cause of any delay, if Solectron is unable, for any reason, to supply any portion of NCR's requirements of the Products or Parts as established by Purchase Orders, such portion will be considered to have been purchased from Solectron for purposes of determining price when price is based on Product or Part quantity purchased by NCR.

     This will not, however, limit any other remedy to which NCR may be entitled on account of Solectron's inability to supply NCR's requirements.

6.4  Title and Risk of Loss.  Title, risk of loss and damage will pass from
     ----------------------
     Solectron to NCR upon receipt of Products and Parts from Solectron by NCR's selected common carrier at the designated Solectron plant (i.e. Duluth, GA, W. Columbia, SC, Dublin, Ireland, or other designated Solectron manufacturing facilities) or when delivered to NCR's representative.

6.5  Payment.  Payment for all Orders will be [  ] from the date of NCR's
     -------
     receipt of a proper EDI invoice. Solectron will not invoice NCR prior to the shipping of the relevant Product or Parts. All prices and payments will be in US Dollars. Solectron's invoices shall contain the following information: a) NCR's Purchase Order numbers; b) NCR's Product I.D., part number or other relevant number; c) a description of the items shipped; d) the quantity of items shipped; e) the unit and extended price applicable thereto; and f) Solectron's serial number if applicable. Payment to Solectron will be made by wire transfer including remittance information or other electronic means selected by NCR to an account as Solectron notifies NCR from time to time.

6.6  Shipping. NCR may provide shipping information electronically.  Solectron
     --------
     will meet the following shipping requirements unless NCR requests otherwise:

          a)  Ship the material complete unless otherwise instructed.

          b) Ship all Products, Parts, and other items in accordance with "ex-works" terms.

          c) Initiate shipments in accordance with routing instructions given by NCR.

          d) Enclose a packaging memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum.

          e) Mark the Purchase Order number on all packages and shipping papers.

          f)  Mark with the NCR part number.

          g) Mark the NCR freight account code on the bill of lading for truck shipments, or in the shipper's reference field on the air waybill, or in the reference field for UPS or RPS shipments.

          h) All shipments are to be consolidated via the same mode on any one day to one consignment address under one bill of lading.

          i) Include specific shipping instructions for spare parts as specified in Exhibit D.

6.7  Failure to Comply.  If Solectron fails to comply with the terms of the
     -----------------
     agreed to shipping instructions, Solectron authorizes NCR to charge back any increased shipping costs incurred by NCR as a result of Solectron's noncompliance plus an administrative fee of twenty dollars ($20) for each shipment which is not in compliance. NCR will provide Solectron with detailed shipping charges incurred by NCR as a result of Solectron's noncompliance.

6.8  Classification.  Each company agrees to determine Harmonized Tariff and
     --------------
     Export Control Classification Number data for each Product or Part that it designs, designs and manufactures, or procures from another vendor, and subsequently delivers to the other company. Upon request, each company will provide the other with all available information and assistance to permit an independent classification of the Product or Part.

6.9  Export Documentation.  NCR will be responsible for the preparation of all
     ---------------------
     shipping documents required to support the export of Products and Parts, including the export (commercial) invoice, SLI/SED, air/ocean waybills and Certificate of Origin. Solectron will be responsible for completing any documents required to convey Products and Parts to NCR's designated carrier and/or courier.

7.   TAXES.

     Unless otherwise stated, Product and Part prices do not include applicable federal, state or local sales, use, property, excise, value added or similar taxes that may be levied upon Solectron as a result of sale or delivery of any Product or Part under this Agreement. All such taxes will be assumed and paid by NCR except any taxes refundable to or creditable by Solectron. If a resale certificate or other document is required in order to exempt the sale of Products or Parts from taxes, NCR will furnish Solectron with appropriate documentation at Solectron's request. If Solectron pays any such taxes at NCR's request, NCR will reimburse Solectron upon being appropriately invoiced for the exact amount of such taxes and being provided with documentation which will allow NCR to claim a credit for such taxes. Solectron shall be responsible for all taxes based upon its personal property ownership and gross or net income.

8.   QUALITY

     Solectron will use data driven processes based on continuous improvement and defect prevention with a goal of delivering defect free Products, Parts and services to NCR and its customers. Solectron will implement all quality processes that will contribute to meeting the quality and reliability requirements defined in Exhibit C.

9.   LICENSE OF SOFTWARE AND DOCUMENTATION

9.1  Software.  As to Software authored by Solectron (the "Solectron Software")
     ---------
     which may be provided separately or with the Product(s), Solectron hereby grants to NCR and its software reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to resell and reproduce copies of the Software for distribution for use with the Products and Parts. NCR will license the Solectron Software to its customers pursuant to NCR's standard terms and conditions. Solectron grants to NCR a perpetual, worldwide, non-exclusive, royalty-free license to use Solectron's trademarks and tradenames on or in connection with the Solectron Software copies made under this Agreement. NCR agrees to take such reasonable steps as may be necessary to preserve copyrights to the Software and Software documentation. Solectron also agrees to use its commercially reasonable efforts to procure for NCR and its software reproducer, a similar license to Software supplied to NCR by Solectron in connection with the Products which Software is not authored by Solectron and will notify NCR if Solectron is unable to procure such a license.

9.2  Documentation.  Solectron will provide documentation and marketing
     --------------
     materials set out in Exhibit A ("Documentation"). Solectron will deliver the Documentation in electronic format. NCR may order copies of Documentation which Solectron specifies as orderable under the same terms as Products. Solectron hereby grants to NCR and its designated Documentation reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to reproduce, distribute, perform and display copies and create derivative works of the Documentation for use with the Products and Parts. The foregoing includes any medium such as Internet access (FTP, WWW) and CD-ROM.

9.3  NCR or Third Party Software.  Solectron will comply with the provisions of
     ---------------------------
     Exhibit H with respect to any software provided to Solectron by NCR or a third party. Solectron shall also reimburse NCR for any penalties, late fees, finance charges or other payments NCR must make to the extent such payments are caused by Solectron failure to comply with this Section.

10.  OTHER OBLIGATIONS

10.1 New Products  If Solectron acquires or develops a type of product which is
     ------------
     like the Product, or performs a similar function, or would obsolete the Product due to new technology, Solectron will give NCR notice as soon as reasonably possible with a target of at least 180 days prior to the release of a new product and furnish NCR with the specifications and other pertinent information and, at the request of NCR, arrange an engineering evaluation of the product immediately upon the availability of a working model. Solectron's provision of such information shall be subject to any confidentiality and non-disclosure agreements Solectron may have entered. At its option, NCR may elect to substitute the new product for the Product under this Agreement at a price mutually agreeable between the parties consistent with the pricing model indicated in Exhibit B of this Agreement. The new product will thereafter be considered the Product under the terms and conditions of this Agreement as if initially included. However, Solectron will continue to make Parts available for the original Product, as required under Section 5.0 of Exhibit D.

10.2 Service Level Agreement. The parties will adhere to the service level
     -----------------------
     agreement set out in Exhibit F which describes requirements, measurements, and activities needed to deliver, release and support Products.

10.3 Leading Edge Procurement.  NCR and Solectron will proactively seek
     ------------------------
     opportunities to implement leading edge procurement processes such as demand pull, vendor managed inventory, electronic data interchange, etc. Prior to implementation, the specific details of such processes shall be documented and added as an exhibit to this Agreement. Solectron is to proactively pursue similar activities with its suppliers.

10.4 Executive Reviews.  In addition to other meetings called for in this
     -----------------
     Agreement, senior management from NCR and Solectron will meet quarterly for executive reviews to discuss the status of the relationship as well as strategic and other important issues.

11.  WARRANTY AND PRODUCT LIABILITY

11.1 General Warranty.  Solectron warrants that all Products manufactured or
     ----------------
     supplied herein will [ ]. Claims for Products not complying with the above warranty will be submitted by NCR [ ]. For Parts and Software, Solectron will [ ]. For Parts and Software, Solectron will [ ] Furthermore, Solectron warrants that [ ]. Solectron will [ ] Solectron will [ ] The warranty set forth above is [ ] This warranty shall not apply to [ ] EXCEPT AS SET FORTH IN THIS AGREEMENT, SOLECTRON MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR STATUTORY REGARDING

     OR RELATING TO THE PRODUCTS, PARTS, SOFTWARE OR DOCUMENTATION, OR ANY MATERIALS OR SERVICES PROVIDED TO NCR UNDER THIS AGREEMENT. SOLECTRON SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS, PARTS, SOFTWARE, DOCUMENTATION, AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

11.2 DOA.  If a Product or Part [  ], Solectron will[  ].  NCR will [  ].
     ---
     Solectron will []

11.3 Services.  Solectron will perform services by properly trained personnel
     --------
     with care appropriate to ensure world class execution.

11.4 Safety and Regulatory Agency Requirements.  Solectron warrants that all
     -----------------------------------------
     Products, Parts and packaging material will comply with all applicable country (as indicated by NCR in writing or in Exhibit E-1), federal, state and other governmental regulations in effect at the time of manufacture (including without limitation and similar regulations concerning safety, EMI and equipment labeling). Products and Parts will be listed or certified by a nationally recognized testing laboratory with Solectron's name, Solectron's trade name, Solectron's trademark and file number. Additional Product specific safety and regulatory requirements may be indicated in the Product Specifications. Solectron will promptly repair or replace, at its option and expense, non-complying Products or Parts, at the end user site, or alternately, will pay NCR its costs of remedying the non-compliance at the end user site. Any shipment of non-complying Products or Parts by NCR to Solectron, and the return shipment of repaired or replacement Products or Parts by Solectron to NCR under this Section 11.4, will be at Solectron's expense. NCR will take title to replacement Products and Parts at the Solectron facility that are intended for export and arrange for their shipment to the end-user site.

11.5 Epidemic Failures.  An Epidemic Failure is defined as [ ]. Solectron
     -----------------
     provides [ ]. Solectron will [ ]. Solectron will [ ]. In the event of a claim of epidemic failure, [ ]. Solectron will [ ]. The parties agree that in the event of an Epidemic Failure regarding software, [ ]. Solectron shall [ ].

11.6 Indemnification.  [  ]
     ---------------

11.7 Contribution. Nothing in this Agreement [  ]
     ------------

11.8 Insurance. Solectron will maintain, at its expense, General Liability
     ---------
     insurance including but not limited to Premises Operations, Products/Completed Operations, Contractual Liability, Independent Contractors, Broad Form Property Damage and Personal/Advertising Injury with minimum limits of US[ ] combined single limit per occurrence, Excess/Umbrella Liability insurance with minimum limits of US[ ] per occurrence. The insurance will a) name NCR as an additional insured; b) carry an endorsement that the insurance will be primary; c) if coverage is on a "Claims Made" form, then a policy must be maintained during the term of this Agreement and for a period of [ ] thereafter. Solectron will also, maintain, at its expense, Workers' Compensation/Employer's Liability insurance with statutory limits. Each insurance policy required by this agreement shall be issued by an insurance carrier with an A.M. Best rating of "A-" or better and shall be kept in force throughout performance of the services required by this Agreement. Certificates of insurance showing compliance with these requirements will be furnished by Solectron prior to the signing of this Agreement and sent to: NCR, Corp., Risk Management Department, 1700 S. Patterson Blvd. WHQ-3E, Dayton, OH 45479. Certificates will state that the policy or policies have been issued and are in force, will not expire or lapse, and will not be canceled or changed so as to affect the insurance described in he certificate. Compliance or non-compliance with the requirements of this Section shall not relieve Solectron from any responsibility to indemnify NCR or its liability to NCR as specified in any other provision of this Agreement. Indemnity obligations specified elsewhere in this Agreement shall not be negated or reduced by virtue of any insurance carrier's denial of insurance coverage for the occurrence or event which is the subject matter of the claim; or refusal to defend any named insured.

11.9 Year 2000.  Solectron warrants that all Solectron Software will fully
     ---------
     comply with the "NCR Year 2000 Qualification Requirements Definition," attached as Exhibit I. At NCR's request, Solectron will provide evidence demonstrating adequate testing of the Products to assure compliance with the Definition. Solectron acknowledges that NCR may make similar warranties to its resellers, distributors, end users or other customers in reliance upon the foregoing. Solectron agrees to defend, indemnify, and hold NCR harmless from and against any demand or claim made by any third party (including but not limited to NCR's resellers distributors, end users or other customers) directly or indirectly alleging a Product's failure to comply with the warranty contained herein. [ ]

12.  INDEMNIFICATION FOR INFRINGEMENT

12.1 IP Indemnification by Solectron.  Solectron will [ ]. This Section states
     -------------------------------
     Solectron's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights. For the purpose of this Section, [ ]

12.2 Parts Indemnification.  Solectron also agrees to [  ]. Solectron will [  ]
     ----------------------

12.3 IP Indemnification by NCR.  If an actual or threatened claim of
     -------------------------
     infringement of intellectual property rights is asserted against Solectron or its Affiliates due to [ ], NCR will [ ]. Except as expressly set out in another written agreement signed by both parties, this Section states NCR's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights with respect to any products.

13.  TERM AND TERMINATION

13.1 Unless earlier terminated under any other provision of this Agreement, this Agreement will continue for an initial term as set out on the first page of this Agreement and, after that, will automatically continue in force until NCR or Solectron gives 180 days notice of termination, or unless earlier terminated under any other provision of this Agreement.

13.2 Either party may terminate this Agreement upon 60 days prior written notice to the other party for failure of the other party to fulfill any of its material obligations, including failure due to causes specified in
     Section 5.3 of Article I; unless during such 60 day period the other party remedies the failure, in which case this Agreement will continue in effect as if the failure had not occurred. Termination of this Agreement by either Solectron or NCR under this Section will not prejudice or otherwise affect any manufacturing license to which NCR may be entitled. Termination of this Agreement by either party will not prejudice it or the other party to recover any money amounts or require performance of any obligations due at the time of the termination.

13.3 The following Sections will survive termination of this Agreement:
     Sections 1, 3, 4, 5.4, 5.9, 5.10, 5.11, 5.16 of Article I; Sections 1.1, 5,
     9, 11, 12, 13.4, of Article II; the intellectual property provisions of
     Section 1.3 of Article II; and the continuation engineering portions of Exhibit F.

13.4 In the event of termination or expiration of this Agreement, or in the event NCR decides, subject to Section 1.3 of Article II to transfer manufacturing of a Product or Part to another person, Solectron will use reasonable efforts to efficiently transition the manufacture of Products or Parts to the other person. Solectron will bear its own costs of such transition except in the event of expiration of this Agreement or termination of this Agreement by Solectron for NCR's breach in which case NCR will pay for Solectron's reasonable out of pocket costs for transitioning the manufacture of Products or Parts to such other person. Solectron will deliver to NCR and grant NCR the worldwide, perpetual, royalty free right to copy, use, and create derivative works from the tooling and manufacturing test software used in production of the Products or Parts solely for the purpose of manufacturing and supporting products and parts that NCR will sell; provided that Solectron will have no obligation to provide any manufacturing test software which was developed by Solectron for use with the manufacture of products other than the Products and Parts. Solectron will grant NCR license to copy, use, and create derivative works from such non NCR specific manufacturing test software solely for the purpose of manufacturing and supporting products and parts that NCR will sell for a reasonable royalty taking into account any value that NCR has previously provided. NCR may exercise the foregoing licenses directly or have another person exercise them on its behalf. In addition, if NCR requests Solectron to consult with it or its manufacturer on questions related to the manufacturing of Products or Parts, Solectron will provide such consultation on a reasonable time and materials basis.

14.  MANUFACTURING LICENSE

     In the event that NCR desires to manufacture any Product or Part through one of its subsidiaries due to regional deployment or volume constraint, the parties will negotiate in good faith a site specific licensing agreement to be amended to this Agreement. NCR agrees to provide to Solectron opportunity to bid for a period of 30 days for manufacturing such Products or Parts. If the Agreement is terminated by NCR due to Solectron's material breach of this Agreement or if Solectron discontinues the manufacture or marketing of the Product or Part, or is unable to supply NCR with NCR's reasonable requirements of Products or Parts ordered, Solectron will promptly grant a non-exclusive, world-wide license to NCR and provide all relevant information so that NCR may use, modify, copy, sell, distribute, manufacture, or have manufactured, Solectron's Products or Parts for the sole purpose of supplying Products or Parts to NCR's resellers, distributors, end users, or other customers. Such license shall apply only to Products and Part models that were purchased during the initial term of this Agreement. Such license shall apply only to Products and Part models that were purchased during the initial term of this Agreement.

                                  ARTICLE III

                             Manufacturing Services


                               TABLE OF CONTENTS
                               -----------------

1.  BACKGROUND................................................................ 20
    1.1  Scope................................................................ 20
    1.2  Leading Technology................................................... 20
    1.3  Commitment........................................................... 20
    1.4  Exceptions........................................................... 20
2. DEFINITIONS................................................................ 20
3.  FORECAST/ORDER PLACEMENT/FLEXIBILITY...................................... 21
4.  PRICES.................................................................... 21
5.  LEAD TIME, DELIVERY, AND PAYMENT.......................................... 21
6.  LICENSE OF SOFTWARE AND DOCUMENTATION..................................... 23
7.  SERVICE SUPPORT REQUIREMENTS; EMERGENCY SPARE PARTS....................... 24
8.  TAXES..................................................................... 24
9.  QUALITY................................................................... 24
10.  WARRANTY................................................................. 24
    10.1  General Warranty.................................................... 24
    10.2  DOA................................................................. 24
    10.3  Services............................................................ 24
    10.4  Safety and Regulatory Agency Requirements........................... 24
    10.5  Year 2000........................................................... 25
    10.6  Epidemic Failures................................................... 25
11.  SPECIFICATION, ENGINEERING AND OTHER CHANGES............................. 25
12.  INDEMNIFICATION.......................................................... 26
    12.1  IP Indemnification by Solectron..................................... 26
    12.2  Parts Indemnification............................................... 26
    12.3  IP Indemnification by NCR........................................... 26
    12.4  Litigation by Others................................................ 26
    12.5  Insurance........................................................... 26
13.  OTHER OBLIGATIONS........................................................ 27
    13.1  Service Level Agreement............................................. 27
    13.2  Leading Edge Procurement............................................ 27
    13.3  Executive Reviews................................................... 27
14.  TERM AND TERMINATION..................................................... 27

1.   BACKGROUND

1.1  Scope. NCR is in the business of producing, marketing, and integrating data
     -----
     processing systems and related equipment, software, supplies and services. Solectron provides manufacturing and other services related to the business of NCR and, subject to the terms and conditions set forth herein, agrees to sell or license its Products and Parts it has manufactured on behalf of NCR to NCR for either NCR's internal use or NCR's resale or license to NCR's customers. NCR will at its option procure Product from Solectron which may or may not be resold under NCR's logo. From time to time, the parties may agree to additional products or features that will be defined by their specifications and acknowledged and added to this Agreement through the new product/feature process set out in Exhibit F. The parties may agree from time to time to additional services that Solectron will perform for NCR. Such additional services may be added by an amendment to this Agreement or by execution of a separate agreement. Solectron shall have no right to sell any Products or NCR designed Parts covered by this Article III to anyone other than at NCR explicit direction.

1.2  Leading Technology. The parties intend that NCR shall be a leading edge
     ------------------
     supplier of information technology products. To this end Solectron will both inform and provide a commercially reasonable opportunity for acquisition of new and emerging Solectron and industry technology and manufacturing capabilities. At a minimum NCR will be informed by Solectron at least on a concurrent basis with Solectron's other OEM customers in the same or similar markets of such emerging Solectron or industry technology or manufacturing capabilities.

1.3  Commitment.  [  ]
     ----------

1.4  Exceptions.  The commitment in Section 1.3 of Article III does not [  ]
     ----------

2.   DEFINITIONS

2.1 "Committed Ship Date" ("CSD") - The date Solectron agrees to deliver to a factory an order release or replenishment signal.

2.2  [  ]

2.3 "Desired Receipt Date" ("DRD") - The date NCR requests in an Order or Release Order that Products or parts be delivered to NCR.

2.4 "Forecast" - A planning tool which expresses NCR's estimated Product demand, typically in weekly and/or monthly buckets, spanning a minimum of 9 months. It is understood that the Forecast is for planning and administrative purposes only, and that NCR will have no obligation to purchase any or all of the Products or parts identified in an NCR Forecast, except as otherwise provided herein.

2.5 "Lead Time" - The number of calendar days measured from the time Solectron receives an Order and/or sends a replenishment signal until Solectron ships the Product.

2.6  [  ]

2.7 "Master Purchase Order" or "MPO" - NCR's purchase authorization to Solectron for Products, Parts or services under this Agreement in preparation of the receipt of Purchase Orders. It is understood that MPO's are for planning and administrative purposes and are not Purchase Orders.

2.8 "Part" - Any component, subassembly, field replaceable unit, or other module of the Product sold under this Agreement.

2.9 "Product" - Any finished assembly, subassembly or module built by Solectron under this Agreement according to NCR Specifications.

2.10 "Purchase Order", "Sales Order" or "Order" - A document issued by NCR for the purpose of ordering Product or Parts pursuant to this Agreement. Purchase Orders, Sales Orders or Orders may include an NCR Purchase Order Form, an NCR Release Order Form written against an MPO, or a defined Electronic Data Interface (EDI) Order transmissions as defined by Solectron and NCR in an EDI Agreement attached as Exhibit G.

2.11 "Release Order" - A firm Order written against and referencing an existing MPO. A Release Order may also take the form of an Electronic Data Interface (EDI) Order transmissions as defined by Solectron and NCR in an EDI Agreement attached as Exhibit G.

2.12 "Specifications" - NCR provided prototypes, engineering drawings, diagrams and other documentation specific to a particular Product as amended from time to time.

2.13 "Software" - Versions of computer programs including software or firmware.

3.   FORECAST/ORDER PLACEMENT/FLEXIBILITY

     Provisions related to Forecasts, Order placement and flexibility are set forth in Exhibit B.

4.   PRICES

4.1  [  ]

4.2  Pricing. Pricing will be determined as indicated in Exhibit B of this
     -------
     Agreement.

4.3  Cost Reductions.  Solectron will continue throughout the term of this
     ---------------
     Agreement to reduce costs for all Products and Parts. All cost reductions will be shared in accordance with Exhibit B.

5.   LEAD TIME, DELIVERY, AND PAYMENT

5.1  Lead-time. Purchase Orders will be received by Solectron in advance of the
     ----------
     required delivery date, allowing for the lead time specified in Exhibit C, unless a shorter lead time is mutually agreed to in a specific Order.

5.2  Shipment.  All Products and regular Orders for Parts purchased under this
     --------
     Agreement will be sold "ex-works" at each Solectron plant and made available for pick up by carriers designated by NCR in the Purchase Order. NCR shall pay the freight carrier directly. [ ]

     Solectron will notify NCR prior to shipping a partial quantity of a particular Order of Products or Parts. [ ]

5.3  Delivery Timing.  NCR and Solectron will work together to ensure maximum
     ---------------
     order delivery flexibility. A maximum of 3 days early and 0 days late shall be allowed for all deliveries, unless NCR specifically requests other delivery terms. Provided NCR is not the sole cause of any delay, if Solectron is unable, for any reason, to supply any portion of NCR's requirements of the Products or Parts as established by Purchase Orders, such portion will be considered to have been purchased from Solectron for purposes of determining price when price is based on Product or Part quantity purchased by NCR. This will not, however, limit any other remedy to which NCR may be entitled on account of Solectron's inability to supply NCR's requirements.

5.4  Title and Risk of Loss.  Title, risk of loss and damage will pass from
     ----------------------
     Solectron to NCR upon receipt of Products and Parts from Solectron by NCR's selected common carrier at the designated Solectron plant (i.e. Duluth, GA, W. Columbia, SC, Dublin, Ireland, or other designated Solectron manufacturing facilities) or when delivered to NCR's representative.

5.5  Payment.  Payment for all Orders will be [  ] from the date of NCR's
     -------
     receipt of a proper EDI invoice. Solectron will not invoice NCR prior to the shipping of the relevant Product or Parts. All prices and payments will be in US Dollars. Solectron's invoices shall contain the following information: a) NCR's Purchase Order numbers; b) NCR's Product I.D., part number or other relevant number; c) a description of the items shipped; d) the quantity of items shipped; e) the unit and extended price applicable thereto; and f) Solectron's serial number if applicable. Payment to Solectron will be made by wire transfer including remittance information or other electronic means selected by NCR to the following account an account as Solectron notifies NCR from time to time.

5.6  Shipping. NCR may provide shipping information electronically.  Solectron
     --------
     will meet the following shipping requirements unless NCR requests otherwise:

          a)  Ship the material complete unless otherwise instructed.

          b) Ship all Products, Parts, and other items in accordance with "ex-works" terms.

          c) Initiate shipments in accordance with routing instructions given by NCR.

          d) Enclose a packaging memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum.

          e) Mark the Purchase Order number on all packages and shipping papers.

          f)  Mark with the NCR part number.

          g) Mark the NCR freight account code on the bill of lading for truck shipments, or in the shipper's reference field on the air waybill, or in the reference field for UPS or RPS shipments.

          h) All shipments are to be consolidated via the same mode on any one day to one consignment address under one bill of lading.

          i) Include specific shipping instructions for spare parts as specified in Exhibit D.

5.7  Failure to Comply.  If Solectron fails to comply with the terms of the
     -----------------
     agreed to shipping instructions, Solectron authorizes NCR to charge back any increased shipping costs incurred by NCR as a result of Solectron's noncompliance plus an administrative fee of twenty dollars ($20) for each shipment which is not in compliance. NCR will provide Solectron with detailed shipping charges incurred by NCR as a result of Solectron's noncompliance.

5.8  Classification.  Each company agrees to determine Harmonized Tariff and
     --------------
     Export Control Classification Number data for each Product or Part that it designs, designs and manufactures, or procures from another vendor, and subsequently delivers to the other company. Upon request, each company will provide the other with all available information and assistance to permit an independent classification of the Product or Part.

5.9  Export Documentation.  NCR will be responsible for the preparation of all
     ---------------------
     shipping documents required to support the export of Products and Parts, including the export (commercial) invoice, SLI/SED, air/ocean waybills and Certificate of Origin. Solectron will be responsible for completing any documents required to convey Products and Parts to NCR's designated carrier and/or courier.

6.   LICENSE OF SOFTWARE AND DOCUMENTATION

6.1  Software. As to Software authored by Solectron (the "Solectron Software")
     ---------
     which may be provided separately or with the Product(s), Solectron hereby grants to NCR and its software reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to resell and reproduce copies of the Solectron Software for distribution for use with the Products and Parts. NCR will license the Software to its customers pursuant to NCR's standard terms and conditions. Solectron grants to NCR a perpetual, worldwide, non-exclusive, royalty-free license to use Solectron's trademarks and trade names on or in connection with the Solectron Software copies made under this Agreement. NCR agrees to take such reasonable steps as may be necessary to preserve copyrights to the Software and Software documentation. Solectron also agrees to use its commercially reasonable efforts to procure for NCR and its software reproducer, a similar license to Software supplied to NCR by Solectron in connection with the Products which Software is not authored by Solectron and will notify NCR if Solectron is unable to procure such a license.

6.2  Documentation.  Solectron will provide documentation and marketing
     --------------
     materials set out in Exhibit A ("Documentation"). Solectron will deliver the Documentation in electronic format. NCR may order copies of Documentation which Solectron specifies as orderable under the same terms as Products. Solectron hereby grants to NCR and its designated Documentation reproducer a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license to reproduce, distribute, perform and display copies and create derivative works of the Documentation for use with the Products and Parts. The foregoing includes any medium such as Internet access (FTP, WWW) and CD-ROM.

6.3  NCR or Third Party Software.  Solectron will comply with the provisions of
     ---------------------------
     Exhibit H with respect to any software provided to Solectron by NCR or a third party.

7.   SERVICE SUPPORT REQUIREMENTS; EMERGENCY SPARE PARTS

     Solectron will provide Product support in accordance with Exhibit D.

8.   TAXES

     Product prices do not include applicable federal, state or local sales, use, property, excise, or similar taxes that may be levied upon Solectron as a result of sale or delivery of any Product under this Agreement. All such taxes will be assumed and paid by NCR except any taxes refundable or creditable to Solectron. If a resale certificate or other document is required in order to exempt the sale of Products from taxes, NCR will furnish Solectron, at Solectron's request, with appropriate documentation prior to shipment by Solectron. If Solectron pays any such taxes at NCR's request, NCR will reimburse Solectron upon being appropriately invoiced for the exact amount of such taxes and being provided with documentation which will allow NCR to claim a credit for such taxes. Solectron shall be responsible for all taxes based upon its personal property ownership and gross or net income.

9.   QUALITY

     Solectron will use data driven processes based on continuous improvement and defect prevention with a goal of delivering defect free Products, Parts and services to NCR and its customers. Solectron will implement all quality processes that will contribute to meeting the quality and reliability requirements defined in Exhibits C.

10.  WARRANTY

10.1 General Warranty. Solectron warrants that all Products manufactured or
     ----------------
     supplied herein will [ ]. Claims for Products not complying with this warranty will be submitted by NCR [ ]. For Parts and Software, Solectron will [ ]. For Parts and Software, Solectron will [ ]. Furthermore, Solectron warrants that [ ]. Solectron will [ ]. Solectron will [ ]. The warranty set forth above is [ ]. This warranty shall not apply to [ ]. EXCEPT AS SET FORTH IN THIS AGREEMENT, SOLECTRON MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE PRODUCTS, PARTS, SOFTWARE OR DOCUMENTATION, OR ANY MATERIALS OR SERVICES PROVIDED TO NCR UNDER THIS AGREEMENT. SOLECTRON SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS, PARTS, SOFTWARE, DOCUMENTATION, AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

10.2 DOA.  If a Product or Part [  ], Solectron will [  ]. NCR will [  ].
     ---
     Solectron will [  ]

10.3 Services.  Solectron will perform services by properly trained personnel
     --------
     with care appropriate to ensure world class execution.

10.4 Safety and Regulatory Agency Requirements.  Solectron warrants that all
     ------------------------------------------
     Products, Parts and packaging material will comply with all applicable country (as indicated by NCR in writing or in Exhibit E-III), federal, state and other governmental regulations in effect at the time of manufacture (including without limitation and similar regulations concerning safety, EMI and equipment labeling). Products and Parts will be listed or certified by a nationally recognized testing laboratory with NCR's name, NCR's tradename, NCR's trademark and file number. Additional Product specific safety and regulatory requirements may be indicated in the Product Specifications. Solectron will promptly repair or replace, at its option and expense, non-complying Products or Parts, at the end user site, or alternately, will pay NCR its costs of remedying the non-compliance at the end user site. Any shipment of non-complying Products or Parts by NCR to Solectron, and the return shipment of repaired or replacement Products or Parts by Solectron to NCR under this Section, will be at Solectron's expense. NCR will take title to replacement Products and Parts at the Solectron facility that are intended for export and arrange for their shipment to the end-user site.

10.5 Year 2000.  Solectron warrants that all Solectron Software will fully
     ---------
     comply with the "NCR Year 2000 Qualification Requirements Definition," attached as Exhibit I. At NCR's request, Solectron will provide evidence demonstrating adequate testing of the Products to assure compliance with the Definition. Solectron acknowledges that NCR may make similar warranties to its resellers, distributors, end users or other customers in reliance upon the foregoing. Solectron agrees to defend, indemnify, and hold NCR harmless from and against any demand or claim made by any third party (including but not limited to NCR's resellers distributors, end users or other customers) directly or indirectly alleging a Product's failure to comply with the warranty contained herein. [ ]

10.6 Epidemic Failures.  An Epidemic Failure is defined as [  ]. Solectron
     -----------------
     provides [ ]. Solectron will [ ]. Solectron will [ ]. In the event of a claim of epidemic failure, [ ]. Solectron will [ ]. The parties agree that in the event of an Epidemic Failure regarding software, [ ]. Solectron shall [ ]

11.  SPECIFICATION, ENGINEERING AND OTHER CHANGES

11.1 NCR Changes.  The Specifications may only be amended by the NCR design
     -----------
     release process. Prior to any change becoming effective, all Products shipped by Solectron to NCR will conform to the existing Specifications, unless NCR otherwise requests. If any such change affects the price, delivery, quality or performance of said Product, an equitable adjustment will be negotiated between the parties prior to the implementation of the change. After an agreed upon effective date between NCR and the Solectron site for implementing changes, all Products shipped by Solectron will conform to the changed Specifications. Drawing corrections and minor changes which have no effect on form, fit, function or interchangeability will not be considered a change in the Specifications.

11.2 Solectron Changes.  Solectron must not make design, supplier, or component
     -----------------
     part changes to Product(s) manufactured for NCR without submitting a written Request for Change ("RFC") notice and NCR approving the changes and NCR will not unreasonable reject such changes. NCR will review Solectron's RFC and shall consider the feasibility of all proposed changes. Within the time frame set out in Exhibit F, NCR will furnish to Solectron a written response regarding the proposed changes, including its willingness to implement the change, and the time schedule required for implementation if appropriate.

11.3 Product Obsolescence and Phase Out.  Solectron will accept all service
     ----------------------------------
     part Orders for new builds [ ] and the service repair costs shall be mutually agreed upon. Solectron will provide NCR at least [ ] written notice prior to the termination within the [ ]. If during the [ ], Solectron has difficulty with production or repair of parts because of components becoming obsolete and Solectron has knowledge of component obsolescence, then Solectron will notify NCR at least [ ] prior to production termination. Prior to this production termination, NCR may develop a Forecast and make a final buy of the component parts so ongoing production or repairs may continue.

12.  INDEMNIFICATION

12.1 IP Indemnification by Solectron.  Solectron will [ ]. This Section states
     -------------------------------
     Solectron's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

12.2 Parts Indemnification.  Solectron also agrees to [  ]. Solectron will [  ]
     ----------------------

12.3 IP Indemnification by NCR.  If an actual or threatened claim of
     -------------------------
     infringement of intellectual property rights is asserted against Solectron due to [ ], NCR will [ ]. This Section states NCR's entire liability for infringement of patents, copyrights, trade secrets, and other intellectual property rights.

12.4 Litigation by Others.
     ---------------------

     12.4.1 Except for claims regarding intellectual property infringement covered in Sections 12.1 and 12.2 of this Agreement, [ ]

     12.4.2  [  ]

     12.4.3  [  ]

     12.4.4 For purposes of any arbitration conducted between NCR and Solectron with respect to [ ]

12.5 Insurance.  Solectron will maintain, at its expense, General Liability
     ---------
     insurance including but not limited to Premises Operations, Products/Completed Operations, Contractual Liability, Independent Contractors, Broad Form Property Damage and Personal/Advertising Injury with minimum limits of US[ ] combined single limit per occurrence, Excess/Umbrella Liability insurance with minimum limits of US[ ] per occurrence. The insurance will a) name NCR as an additional insured; b) carry an endorsement that the insurance will be primary; c) if coverage is on a "Claims Made" form, then a policy must be maintained during the term of this Agreement and for a period of [ ] thereafter. Solectron will also, maintain, at its expense, Workers' Compensation/Employer's Liability insurance with statutory limits. Each insurance policy required by this agreement shall be issued by an insurance carrier with an A.M. Best rating of "A-" or better and shall be kept in force throughout performance of the services required by this Agreement. Certificates of insurance showing compliance with these requirements will be furnished by Solectron prior to the signing of this Agreement and sent to: NCR, Corp., Risk Management Department, 1700 S. Patterson Blvd. WHQ-3E, Dayton, OH 45479.
     Certificates will state that the policy or policies have been issued and are in force, will not expire or lapse, and will not be canceled or changed so as to affect the insurance described in he certificate. Compliance or non-compliance with the requirements of this Section shall not relieve Solectron from any responsibility to indemnify NCR or its liability to NCR as specified in any other provision of this Agreement. Indemnity obligations specified elsewhere in this Agreement shall not be negated or reduced by virtue of any insurance carrier's denial of insurance coverage for the occurrence or event which is the subject matter of the claim; or refusal to defend any named insured.

13.  OTHER OBLIGATIONS

13.1 Service Level Agreement. The parties will adhere to the service level
     -----------------------
     agreement set out in Exhibit F which describes requirements, measurements, and activities needed to release and support the Products.

13.2 Leading Edge Procurement.  NCR and Solectron will proactively seek
     ------------------------
     opportunities to implement leading edge procurement processes such as demand pull, consignment, electronic data interchange, etc. Prior to implementation, the specific details of such processes shall be documented and added as an exhibit to this Agreement. Solectron is to proactively pursue similar activities with its suppliers.

13.3 Executive Reviews  In addition to other meetings called for in this
     -----------------
     Agreement, senior management from NCR and Solectron will meet quarterly for executive reviews to discuss the status of the relationship as well as strategic and other important issues.

14.  TERM AND TERMINATION

14.1 Unless earlier terminated under any other provision of this Agreement, this Agreement will continue for an initial term as set out on the first page of this Agreement and, after that, will be automatically continue in force until NCR or Solectron gives 180 days notice of termination, or unless earlier terminated under any other provision of this Agreement.

14.2 Either party may terminate this Agreement upon 60 days prior written notice to the other party for failure of the other party to fulfill any of its material obligations, including failure due to causes specified in
     Section 5.3 of Article I; unless during such 60 day period the other party remedies the failure, in which case this Agreement will continue in effect as if the failure had not occurred. Termination of this Agreement by either Solectron or NCR under this Section will not prejudice or otherwise affect any manufacturing license to which NCR may be entitled. Termination of this Agreement by either party will not prejudice it or the other party to recover any money amounts or require performance of any obligations due at the time of the termination.

14.3 The following Sections will survive termination of this Agreement:
     Sections 1, 3, 4, 5.4, 5.9, 5.10, 5.11, 5.16 of Article I; Sections 1.1, 6,
     7, 10, 12, 14.4, of Article III; and the continuation engineering portions of Exhibit F.

14.4 In the event of termination or expiration of this Agreement, or in the event NCR decides, subject to Section 1.3 of Article III to transfer manufacturing of a Product or Part to another person, Solectron will use reasonable efforts to efficiently transition the manufacture of Products or Parts to the other person. Solectron will bear its own costs of such transition except in the event of expiration of this Agreement or termination of this Agreement by Solectron for NCR's breach in which case NCR will pay for Solectron's reasonable out of pocket costs for transitioning the manufacture of Products or Parts to such other person. Solectron will deliver to NCR and grant NCR the worldwide, perpetual, royalty free right to copy, use, and create derivative works from the tooling and manufacturing test software used in production of the Products or Parts solely for the purpose of manufacturing and supporting products and parts that NCR will sell; provided that Solectron will have no obligation to provide any manufacturing test software which was developed by Solectron for use with the manufacture of products other than the Products and Parts. Solectron will grant NCR license to copy, use, and create derivative works from such non NCR specific manufacturing test software solely for the purpose of manufacturing and supporting products and parts that NCR will sell for a reasonable royalty taking into account any value that NCR has previously provided. NCR may exercise the foregoing licenses directly or have another person exercise them on its behalf. In addition, if NCR requests Solectron to consult with it or its manufacturer on questions related to the manufacturing of Products or Parts, Solectron will provide such consultation on a reasonable time and materials basis.

                                                                       EXHIBIT A
                                                                       ---------

                             PRODUCT SPECIFICATIONS
                             ----------------------


     This Exhibit specifies the products that are covered by the Agreement. This Exhibit is divided into three parts (A-I, A-II, A-III).


     Part A-I specifies [  ]


     Part A-II specifies [  ]


     Part A-III specifies [  ]

     A-I  [  ]

     1.0  PRODUCT SPECIFICATIONS


     NCR will provide Solectron a New Product Specification for each NCR product or feature to be developed by Solectron. The Product Specification will be comprised of one or more NCR produced documents that, in their entirety, provide the following required Product Information.



                                      [  ]

     2.0  PREFERRED SUPPLIER

     Solectron will [  ]

     A-II [  ]


     In the event of any conflict between the terms of the Product CLASS Specification(s) listed in this Exhibit and the provisions contained in the Agreement, the terms of the Agreement shall prevail.


     THE FOLLOWING TABLE (SECTION 1) LISTS THE PRODUCTS THAT WILL BE ORDERABLE THROUGH SOLECTRON. [ ]

     A-III [  ]


     IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE PRODUCT CLASS SPECIFICATION(S) LISTED IN THIS EXHIBIT AND THE PROVISIONS CONTAINED IN THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL PREVAIL.


  The following tables (section 1) list the products that will be orderable through Solectron. The lists are [ ]

                                                                       EXHIBIT B
                                                                       ---------

 PRICING, LEADTIME, FLEXIBILITY, ORDER RESCHEDULING, CANCELLATION, AND RETURNED
                         EVALUATION EQUIPMENT SCHEDULE


     1.  PRODUCT and PART PRICING:

     Pricing for Orderable Products shall be established [ ] using the formula below. [ ]. The price will be [ ]. The pricing will [ ].

     The pricing formula is as follows:

     [  ]

     Affiliates.   If  Solectron uses any of its affiliates to provide products, board assemblies, sub-assemblies, upgrade kits and components or perform other services under this Agreement, Solectron will ensure:

     [  ]

     Columbia Lease. [  ]

     2.  DEFINITIONS:

     [  ]

     3.  [  ] REVIEWS:

     The NCR Cost Management Team will meet [ ] with the Solectron Cost Management Team to [ ]

     4.       [  ] REVIEWS:

     E. Solectron will provide [  ]

     5.  [  ]

     6.  [  ]

     7.  PRICING FOR MANUFACTURING SERVICES:

         [  ]


     8.  NCR Cost Improvement Commitments:

         [  ]

     9.   [  ]


     10.  [  ]

     11.  PURCHASE ACTIVITY REPORTING
     To the extent the facilities acquired from NCR do so prior to the Effective Date, Solectron shall do the following:

     [  ]

     12.  LEADTIMES
     [  ]

     13.  RETURNED EVALUATION EQUIPMENT
     [  ]

     Equipment deliveries will adhere to Committed Ship Dates. If the delivery is late, [ ]

     14.  [  ] PRICING:

          [  ]

     15.  CONTINUOUS IMPROVEMENTS

     All items listed in this Exhibit will be managed via a continuous improvement process. The process to be used is the Supplier Value Add
     (SVA) process. Solectron agrees to commit appropriate resources to facilitate this process.

                                                                       EXHIBIT C
                                                                       ---------

                                    QUALITY
                                    -------

                               Quality Exhibit C


Table of Contents

Exhibit C1 - Quality
 1.0   Purpose
 2.0   Scope
 3.0   Terms and Definition
 4.0   Quality Performance Requirements
 5.0   Notification of Change
 6.0   RMA Requirements
 7.0   Formal Reviews and Audits
 8.0   Reliability Programs
 9.0   NCR Supplier Management Process
 10.0  Weights and Measures
 11.0  Laser Safety
 12.0  Supplier Responsibilities

Exhibit C2- Performance Requirements and Metrics
 1.0   Purpose
 2.0   Metrics
 3.0   NCR 1998 Balanced Scorecard Objectives

Exhibit C3 - Software Quality Assurance - Replication and Development Installation Services
 1.0   Definitions
 2.0   Gold Drive Loads
 3.0   Records Keeping
 4.0   General
 5.0   Additional Support Requirements

Software Development or Modification of Existing Software Component
 1.0   Statements of Work
 2.0   Acceptance Testing
 3.0   Closed Loop Corrective Action
 4.0   Additional Support Requirements

                              Exhibit C1--Quality
                              -------------------



     1.0  PURPOSE

       The purpose of Exhibit C1 (Quality) is to provide an overview of the quality requirements which are directly linked to the metrics defined in Exhibit C2 (Performance Requirements and Metrics). Additional requirements may be indicated in each Product Specification as well as NCR's Business Level Agreement. The content of Exhibit C1 also establishes a mutual understanding of NCR's qualitative objectives.


     1.1  RESPONSIBILITY

     Solectron must provide quality data in to NCR each month for review maintaining the same content and form that is currently in place. In the event that Solectron does not meet the requirements defined in Exhibit C2, immediate action must be taken to contain and correct all non-conformances. Solectron must submit a corrective action plan to NCR identifying all root causes and planned actions. NCR agrees to work with Solectron in a proactive manner to meet the stated goals. Solectron and NCR will work together to manually agree on ownership of expenses related to any non-conformances.


     2.0  SCOPE

     The parties commit to data driven processes based on continuous improvement and defect prevention with a goal of delivering defect free Products, Parts and Services to NCR and it's customers. This exhibit also establishes NCR's quality reporting requirements which will be used to measure Supplier performance against the requirements established in Exhibit C2. The intent is to establish Solectron's responsibilities for meeting NCR's quality / reliability goals and business objectives.


     3.0  TERMS AND DEFINITIONS

     3.1  Defective Product or Part.  A defective Product or Part is one that
     -------------------------------
     does not meet applicable warranty, functionality or other specified requirements indicated in this Agreement, the Exhibits or the Specifications.

     3.2  Metrics.  Specific measures that will be used to assess Supplier
     -------------
     performance with the primary focus on [  ]

     3.7 Quality Improvement Plan (QIP).   A formal method to be used by
     -----------------------------------
     Solectron to address and improve processes or products.

     3.8 Return Material Authorization (RMA).  Returned Material Authorization
     ----------------------------------------
     is a process agreed to between Solectron and NCR for return of non-conforming Products or Parts, or incomplete / incorrect orders. Specific requirements are defined in section 6.0.

     [  ]

     3.10  Product Maturity.  This is a point in time when results from Supplier
     -----------------------
     tests demonstrate a product is ready for general availability to customers. This is determined using NCR's Product Readiness Assessment (PRA) model or mutually accepted equivalent.

     3.11  Ongoing Reliability Tests.  Ongoing Reliability Tests are a series of
     --------------------------------
     tests run on a continuous, statistically-based sample of production-level Products or Parts to validate reliability.

     [  ]

     3.16 New Product Introduction Plan (NPI)  A NPI plan defines product
     -----------------------------------------
     specific quality objectives, strategies and methodologies and will be developed concurrent with product development (refer to section 4.6 for further details).

     [  ]


     4.0  QUALITY PERFORMANCE REQUIREMENTS

     Specific quality performance requirements will be stipulated in Exhibit C2 Performance Requirements and Metrics. If performance levels are not consistently maintained, [ ]

     4.1 Quality Improvement Plan (QIP). The  Quality Improvement Plan must
     -----------------------------------
     define the improvements and action needed to achieve the goals defined in Exhibit C2. Requirement must be manually agreed upon between NCR and Solectron. The plan must specify the quality metrics to be used to quantify improvement. NCR and Solectron will work together to jointly develop the quality plan. NCR will be responsible for providing quality data when applicable. This does not relieve Solectron of the responsibility to complete the plan and submit it to NCR for review and approval. Covered topics for Products and Parts manufactured for NCR will include, but are not limited to, [ ]. Owners and target dates will be included for each defined initiative. This document will be reviewed and updated [ ] or more often as needed, and will be managed by NCR and Solectron.

     4.1.1 Software Quality Improvement.  In the event that NCR elects to
     -----------------------------------
     contract with Solectron for the design modification or reengineering of software products, Solectron will work with NCR to update Solectron's Quality Improvement Plan to reflect planned initiatives and actions to satisfy the software quality criteria and software metrics defined in this document Exhibit C3. NCR will be responsible for providing quality data when applicable.

     [  ]

     4.3 Quality Management System. Solectron must establish and maintain a
     ------------------------------
     quality system capable of measuring and evaluating product quality. [  ]

     4.4 Quality Reporting. Solectron must be capable of providing [  ] quality
     ----------------------
     data as defined in Exhibit C2 and data collection should be consistent with NCR's quality information strategy in a manner consistent with NCR's Pre-Acquisition Practices. Any data currently being provided by the pre-transition NCR Manufacturing Operations organizations to any functional organization remaining with NCR must be continued in format and content by Solectron. This includes [ ]. Data elements not previously discussed under this

     Agreement, or other Specifications may also be required based on business needs and requirements.

     4.4.1 Quality Information System Requirements. NCR requires Solectron to
     ----------------------------------------------

     [  ]

     4.4.2 Product Configuration.  For each product set, NCR will [  ]
     ----------------------------

     4.4.3 Product/Component quality history.  [  ]


     4.5 Quality Goals. Solectron will be responsible for meeting or exceeding
     ------------------
     all quality goals as defined in Exhibit C2 and / or the Quality Plan. On a product by product basis or by product families, NCR and Solectron will jointly develop goals using the [ ] and other quality based metrics as defined in Exhibit C2.

     4.6 New Product Quality Plan/New Product Introduction (NPI). Solectron
     ------------------------------------------------------------
     shall develop and maintain a New Product Introduction (NPI) plan for all new hardware and software products designed for NCR in a manner consistent with NCR's Pre-Acquisition Practices. Prior to release of a Product or Part, NCR will review with Solectron the NPI plan requirements. NCR's review and acceptance of the plan does not relieve Solectron of the responsibility for achieving the quality and reliability terms defined in the plan. As applicable the minimum plan elements are:[ ]


     The NPI plan must also include the following elements to the extent consistent with NCR's Pre-Acquisition Practices:

     [  ]

     4.7 In Process Quality Control / Quality Audits. The section below defines
     -------------------------------------------------
     NCR's requirements for in process quality control and quality auditing.

     [  ]

     4.8 Material Handling. Solectron is responsible for exercising proper
     ----------------------
     material handling procedures.  This includes [  ]

     4.8.1 Environmental Requirements. Solectron must adhere to state and
     ---------------------------------
     federal laws for the storage and disposal of all hazardous materials.

     4.9  Supply Line Management. To the extent jointly agreed by NCR and
     ----------------------------
     Solectron, [  ]

     4.9.1  Approved Vendor List (AVL). Solectron must develop and maintain an
     ----------------------------------
     AVL for products that they design. NCR will [  ]

     4.9.2  Commodity Strategies.  Solectron will review their key commodity
     ----------------------------
     strategies with NCR on a regular basis. These strategies will [  ]

     4.10  Change Control Process.  For Products and Parts designed for NCR,
     -----------------------------
     Solectron must establish and maintain a change control process capable of managing Engineering Change Orders. [ ]

     4.11  Resources. NCR and Solectron will work in good faith to maintain
     ----------------
     adequate resources to meet NCR's improvement goals  and objectives.

     4.12  Software Quality Assurance.  Any functional or test software design
     ---------------------------------
     or revision (includes BIOS, firmware, and testware) performed by Solectron that impacts equipment purchased by NCR will be performed using controlled processes documenting industry-accepted Software Quality Assurance practices. Specific requirements are defined in Exhibit C3 and include [ ].

     4.13 Customer Satisfaction Issues. For products or parts designed or
     ----------------------------------
     manufactured for NCR, Solectron will [  ].


     5.0  NOTIFICATION OF CHANGE

     The reference to "changes" in this section refers to changes to [ ]. The notice of change from Solectron must include at a minimum the following:

          1.   [  ]

     5.1 Unless otherwise agreed for all design related changes, Solectron is required to submit Notification of Change to the identified NCR contacts. NCR and Solectron will agree to the appropriate response time in line with the requirements necessary to meet end-user demand. It is expected that Solectron will notify NCR of intended changes [ ].

     5.2 [  ]

     5.5 NCR will respond in writing with the approval or rejection of the change request.

     [  ]

     7.0  FORMAL REVIEWS AND AUDITS

     NCR at it's own discretion shall have the right to perform formal audit and reviews of all Solectron processes affecting products purchased by NCR in accordance with Section 3 of Article I of the Agreement. NCR will provide Solectron with written advance request of such audit. Solectron must permit reasonable access to all processes and procedures to provide the necessary support for successful completion of the audit. This includes and is not limited to any requested data or information as it applies to the products being manufactured or designed. The following are classified as formal reviews:

     1.  [  ]

     All formal reviews and audit findings shall be documented along with corrective action plans and action items. Audit findings will be documented and reported using the supplier corrective action process. NCR may or may not perform all of the above reviews. Solectron will provide all reasonable assistance with any such requested review by NCR. Performance of such will be based on business needs.


     8.0  RELIABILITY PROGRAMS

     The purpose of this section 8 is to define Solectron's responsibility for meeting NCR's [ ] requirements as defined in Exhibit C2 and/or the Product Specifications. [ ]

     9.0  NCR SUPPLIER MANAGEMENT PROCESS

     NCR expects Solectron to be a participatory partner in applying NCR's supplier development and Supplier Value Add (SVA) processes. [ ]

     Both parties will work together to coordinate and align NCR's SVA and QIS programs with Solectron's Customer Satisfaction Index (CSI).


     10.0   WEIGHTS AND MEASURES

     Products being shipped into or within European Union countries are required to be manufactured in facilities that have a Quality System Approved to Council Directive 90/384/EC, Non Automatic weighing Instruments. Solectron must comply to this requirement. These products include and are not limited to Scales, Scanner Scales, and POS terminals that interface to non-automatic weighing systems.

     11.0  LASER SAFETY
     Solectron must comply to Laser Safety standards as defined by [  ]

                Exhibit C2 -Performance Requirements and Metrics


     1.0  PURPOSE

     The purpose of Exhibit C2 is to define NCR's quality metrics and to establish Solectron's performance requirements for 1998 in a manner consistent with NCR's Pre-Acquisition Practice. [ ]

     2.0  METRICS

     The metrics shown in the subsequent sections are taken directly from NCR's Balanced Score Card. The Score Card represents metrics that are critical to the success of NCR's business. They will be used to measure Solectron's performance on a monthly basis to determine if the stated requirements are being met

  [  ]

  3.0  NCR 1998 Balanced Scorecard Objectives

          Solectron must provide the data represented below each month, along with [ ]

          Exhibit C3 Software Quality Assurance - Replication and Development



     Purpose
     The purpose of this section is to specify quality assurance terms when Solectron performs software installation services or Software development services.

     I   INSTALLATION SERVICES

     1.0  Definitions
     ----------------

     1.1 "Preinstalled Software Product" - shall mean a copy of the Software Product installed on each Product hard disk or on a CD Rom.

     1.2 "Software Development Product" - shall mean software developed or modified by Solectron for NCR.

     1.3 "Software Product" - shall mean any copyrighted and/or patented software product(s) (including where applicable, Software Product in object code form, Software Product documentation) owned by NCR or a third party.

     1.4 "Software Product Deliverables" - shall mean (i) Software Product in object code form (ii) installation utilities, if applicable (iii) a single copy of Software Product documentation; and (iv) or otherwise identified by Software Product publisher as Software Product Deliverables.

     1.5 "Statement of Work" (SOW) - shall mean a document negotiated by NCR and Solectron amended to this Agreement that contains the business terms and technical descriptions for each Software Development Product.


     2.0  GOLD DRIVE LOADS (Master Software Loads)
     ---------------------------------------------

     NCR will provide Solectron with written instructions indicating specific Software Products which may only be installed on specific Products. Solectron may not install or distribute the Software Product in any other manner other than described in these written instructions and then only within the parameters specified in this Exhibit and Exhibit H. Solectron shall distribute Software Product only in the Product configurations specified by NCR.

     3.0  Record Keeping and Inspections
     -----------------------------------

     Solectron agrees to keep all usual and proper records and books of account and all usual and proper entries relating to each Software Product licensed sufficient to substantiate the number of copies of Software Product and the number of Products distributed for NCR. Solectron agrees to report to NCR in the form provided by NCR, information concerning Software Products installed, including, without limitation, the number of units of each Software Product installed and/or the number of packages inserted, corresponding NCR model number(s), and shipment destination; and, the number of units of Software Product packages in inventory.

     4.0  General
     ------------
     4.1 NCR shall have the right to inspect actual incidents of the loads of Software Products.

     4.2 Solectron shall document and communicate to NCR its procedures for executing software loads.

     4.3 Solectron will document and adhere to procedures for the physical security of any gold drives provided by NCR. In addition Solectron will document tests and procedures to assure that no virus or other harmful code is introduced to the gold drives or Products intended to be loaded by the gold drives.

     5.0  Additional Support Requirements
     ------------------------------------

     [  ]

II.  SOFTWARE DEVELOPMENT OR MODIFICATION OF EXISTING SOFTWARE COMPONENT

     Purpose
     -------
     In the event that NCR elects to contract with Solectron for software development or the design modification of existing software products, the balance of this Part II of this Exhibit and Exhibit H shall apply.

     1.0  Statements of Work
     -----------------------

     1.1 The requirements shall be included as part of a negotiated Statement of Work.

     [  ]

     1.2  System Testing

     1.2.1 Solectron agrees to fully test the identified deliverables to ensure that the system [ ]

     1.2.4 The following criteria must be met for Solectron to release the deliverables to NCR:

     [  ]

     1.2.5 A system test report shall be generated by Solectron at the completion of system testing and promptly communicated to NCR. The test report shall include the following information:

     [  ]

     1.2.6 NCR reserves the right to send a software quality assurance representative to Solectron to be present during the system testing to audit the processes and results of Solectron's system testing efforts.

     2.0  Acceptance Testing
     -----------------------

     2.1 NCR shall conduct, or have conducted, acceptance testing on the deliverables provided by Solectron. Such testing shall generally include the following:

     [  ]

     2.1.3 NCR will communicate the results of its acceptance testing to Solectron, via a written report.

     3.0  Closed Loop Corrective Action
     ----------------------------------

     During the execution of the technical and non-technical requirements contained within the Statement of Work, Solectron shall comply with the Closed-Loop-Corrective-Action requirements (CLCA) as indicated in Exhibit C of the Agreement.

     4.0  Additional Support Requirements
     ------------------------------------
     4.1 Configuration Management. Solectron shall ensure that full software configuration management is done for all Software projects. This shall include, but not be limited to:

     [  ]

     4.2  Solectron will provide [  ]

     [  ]

     4.4 NCR reserves the right to make, or have made, version changes to the developed Software component.

     4.5 If specified in the SOW, Solectron shall provide the deliverables, including source code and/or documentation (information products) to an escrow agent identified by NCR. NCR reserves the right to audit the escrow account to ensure compliance with the escrow requirement.

     4.6 Solectron must provide full Product(s) support including communication with NCR, as necessary, to resolve system level problems. This includes
     [ ] In the event the Agreement is terminated Product support will continue as described.

     [  ]

                                                                       EXHIBIT D
                                                                       ---------

                         SUPPORT SERVICES REQUIREMENTS
                         -----------------------------



     1.0  SCOPE

     Unless otherwise specified, all defined terms in the Agreement have the same meaning when used in this Exhibit. NCR will act as the primary point of contact for all Customers experiencing Product problems. Solectron plays a key role in enabling NCR to support its Customers. This Exhibit details Solectron's responsibilities with respect to that support and is the definitive agreement for Service Parts and Service related items. In addition, Solectron will [ ].


     2.0  TECHNICAL INFORMATION

     2.1 To the extent available now, [ ], and during the life of this Agreement, Solectron will provide the following, collectively referred to as "Technical Information," [ ]

     2.2 Where available documentation will be in Microsoft Word electronic format suitable for reproduction, and will be updated by new documentation from time-to-time as it becomes available at no cost to NCR. Documentation currently available will be provided to NCR as soon as practicable, but not more than thirty (30) days following the signing of this Agreement. New documentation will be provided to NCR within thirty (30) days following its creation.

     2.3 NCR will have the right to copy, modify and use, and have copied, modified and used, the Documentation provided by Solectron for the purpose of providing desired manuals, training or support materials, or the like concerning the Product, provided that any Solectron and Solectron vendor copyrights therein are appropriately safeguarded. Such manuals, training or support materials shall be used solely to support the Products. Solectron will include with each unit of Product purchased a complete set of Documentation agreed upon by NCR and Solectron relating to the operation and/or maintenance thereof as is customarily supplied to end users.


     3.0  TRAINING

     Solectron will provide Product training ("Train the Trainer") [ ]. Solectron authorizes NCR to video tape such classes and grants to NCR a royalty-free license to duplicate and distribute the tape and any related class materials to NCR authorized support providers.


     4.0  TECHNICAL SUPPORT

     4.1  General Description. [  ]


     4.2  Levels of Support

     [ ]

     4.3 Response, Update and Resolution Guidelines. When Solectron has been engaged in problem resolution, it will comply with the following guidelines. These guidelines will enable NCR to meet customer commitments. Time measurement begins when Solectron is first contacted by NCR. Time frames stated in days are contiguous calendar days.


------------------------------------------------------------------------------------------------------
[
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                             ]
------------------------------------------------------------------------------------------------------

     4.4 Solectron Point(s) of Contact. Solectron's point(s) of contact for Technical Support and Emergency Service Parts will be provided to NCR as soon as practicable, but not more than thirty (30) days following the signing of this Agreement.

     4.5 Continuing Availability. Solectron's Technical Support as described in this Section 4 shall be available to NCR during [ ]

     4.6 Reporting. The NCR business critical customer environments dictate that timely analysis of failed Part(s) be performed and that subsequent data be reported back to NCR for presentation to the end-user. NCR expects Solectron to provide detailed failure information in accordance with the provisions Exhibit C. Solectron will also provide NCR with a [ ]


     5.0  PARTS

     5.1 Identification. A complete orderable Parts list with NCR Part numbers for the Products and Parts will be provided to NCR at least thirty (30) days prior to the delivery of the first Product of each type ordered by NCR. Such lists shall include the following for each Part: [ ]

     5.2 Availability. Solectron will make available to NCR such Parts as NCR may require for all Products purchased by NCR from Solectron during the Product production. For a period of not less than [ ] after the date of delivery by Solectron of the last unit of the Product delivered, Solectron shall also undertake the following: [ ]

     5.3  Lead Time.  Solectron will carry inventory adequate to meet [  ]

     5.4  Emergency Orders.  Solectron agrees to [  ]

     5.5 Reworkable Parts. Reworkable Parts are Parts which have failed but may be economically reworked to perform in accordance with their Specifications. [ ]

     5.6 Packaging. Solectron will package parts individually in a protective package that is suitable for individual distribution, labeled and barcoded as described in the NCR Supplier Guide, hereby incorporated by reference and provided to Solectron under separate cover.

     5.7 EDI. Solectron and NCR agree to use EDI to exchange data between the two companies. Transactions are, but not limited to, Purchasing, acknowledgment, shipping, invoicing, and defective receipt. (Refer to exhibit G)

     5.8  Pricing.   [  ]


     6.0  PRODUCT CHANGES

     6.1 NCR Approval. Notwithstanding NCR's approval of Product Changes, Solectron agrees to the following with respect to any change in the Product or its Parts that Solectron has design ownership or supply line management responsibility.

     [  ]


     7.0  WARRANTY REIMBURSEMENT

     [  ]


     8.0  SUPPLIER'S SUPPORT SERVICES PERFORMANCE

     Support Services performance will be measured using the [ ] The results of which will trigger appropriate management escalation processes.

                                                        EXHIBIT E
                                                        ---------



                   SAFETY AND REGULATORY AGENCY REQUIREMENTS
                   -----------------------------------------


     EXHIBIT E IS DIVIDED INTO TWO PARTS:

     PART E-1 APPLIES TO PRODUCTS COVERED BY THE AGREEMENT FOR WHICH SOLECTRON HAS DESIGN OWNERSHIP.

     PART E-2 APPLIES TO PRODUCTS COVERED BY THE AGREEMENT FOR WHICH NCR HAS DESIGN OWNERSHIP.

                              EXHIBIT E, PART E-1

                       FOR SOLECTRON ENGINEERED PRODUCTS

              SAFETY AND REGULATORY AGENCY REQUIREMENTS BY COUNTRY


     Solectron is responsible for assuring that product design complies with the applicable regulatory requirements, obtaining the appropriate regulatory certifications, and manufacturing products in compliance with the appropriate regulatory requirements. These responsibilities apply to requirements, set out below, set out in the Specification for the Product, or any other requirements that apply in the jurisdictions set out below or in the Specification for the Product. One copy of each international certification documentation with the testing and compliance investigation reports, shall be maintained by Solectron for at least ten years beyond the last date of manufacture, or provided to NCR for archival purposes. NCR may update this Exhibit from time to time as regulatory or safety requirements change.


     United States Requirements - For Products intended for release in the
     ---------------------------------------------------------------------
     United States:
     -------------

A. Product Safety - The Product will be Listed , per UL Standard 1950 for use as Information Technology Equipment, by Underwriters Laboratories or other Nationally Recognized Test Laboratories. Each unit will be marked with the appropriate safety agency labeling requirements.

B. Electro-Magnetic Emissions - The Product will comply with Federal Communications Commission (FCC) requirements CFR Title 47, Parts 2 and 15. Each unit will be labeled appropriately for Class A or Class B and documentation will contain user statements as required per the FCC rules.

C. Telecommunication Equipment - All equipment that connects directly to a telecommunication network, either public or private, will comply with Federal Communications Commission (FCC) requirements CFR Title 47, Part 68. Each unit will be labeled appropriately as required by the FCC rules.

D. Laser Containing Devices - All Products which contain laser devices (scanners, printers, CD devices, etc.) must comply with the Department of Health and Human Services (DHHS) regulations CFR Title 21, Subchapter J. Each unit will bear a DHHS compliance label and any caution labels appropriate for the class laser device integrated into the Product per the regulations. All Product documentation must contain the required user warning statements. In addition, Products must comply with individual state laws (i.e., New York) that require additional registration and/or approval.

E. Ozone Depleting Chemicals - Seller will label all Products and Parts (including all packaging) as required by the United States Environmental Protection Agency's regulations in effect at the time of delivery of the Product or Parts. As of September 1993, the basic regulations may be found at Volume 40 of the Code of Federal Regulations, Part 82, entitled "Protection of Stratospheric Ozone," Subpart E, entitled "The Labeling of Products Using Ozone Depleting Substances."

     International Requirements - For Products intended for release outside the
     --------------------------------------------------------------------------
     U.S.:
     ----

     Check off applicable regulatory requirements for countries and regions where Product release and installations are planned outside the United States.

A. Product Safety:

          __X__ Canada - The Product will be certified by the Canadian Standards Association for compliance with the latest edition of the CSA Standard C22.2 No. 950, Safety of

     Information Technology Equipment. As an alternate, Underwriters Laboratories may be used for certification to CSA Standard C22.2 No. 950.

     __X__ European Community (EC) - Product compliance with EC Directive 73/23/ECC (Low Voltage Directive) is required. Testing and certification by any national "notified Body" (VDE, TUV, BSI, etc.) for compliance to EN 60950 "Safety of Information Technology Equipment" is acceptable. Products should be appropriately labeled with the European CE mark.

     __X__ CB Scheme - A CB Certificate and Report verifying compliance to IEC 950/EN6050 including Nordic deviations must be provided.

     __X__  Mexico - Certification to NOM-019 is required.

     __X__  Saudi Arabia - Certification by SASO is required

     __X__  Russia - GOST-R Certification is required.

     __X__ Other International Countries - Product compliance with IEC 950,
"Safety of   Information Technology Equipment" is required.


B.   Electro-Magnetic Emissions:

     __X__ Canada - Compliance with U.S. FCC rules is satisfactory for Canadian requirements but Additionally each Product must be labeled and documentation statements included per the Canadian Department of Communications Radio Interference Regulations.

     __X__ European Community (EC) - Product compliance with EC Directive 89/336/ECC (EMC Directive) is required. Testing for compliance is required to
the following European   standards:  EN55022 (emissions), EN50082-1 (immunity),
EN61000-3-2 (harmonic currents) and EN61000-3-3 (flicker). All test results are to be documented in a formal report and provided to NCR. Products should be appropriately labeled with the European CE mark.

     __X__ Japan - Products must be tested and certified for Japanese VCCI compliance. Products must be labeled per VCCI requirements.

     __X__ Korea - Products must be tested and certified by the Korean Radio Research Laboratory for compliance with the Korean Ministry of Communication Ordinance 825.

     __X__ Australia/New Zealand - Products must be tested and certified for compliance with AS/NZS 3548: 1995. All test results are to be documented in a formal report and provided to NCR. Products should be appropriately labeled with the C-Tick mark per the requirements of the Australian Communications Authority.

     __X__ Taiwan - Products must be in compliance with the "Commodity EMC Regulation" and tested for compliance to Chinese National Standard 13438 by a laboratory approved by the bureau of Commodity Inspection & Quarantine (BCIQ). Products should be appropriately labeled with the Taiwan Certification mark per the requirements of the BCIQ.


C.   Telecommunication Equipment Approvals:

     __X__ Canada - The Product must have an equipment grant issued by the Canadian Department of communications (DOC) verifying compliance with the Standard for Technical Equipment CS-03.

     __X__ European Community (EC) - Product compliance with EC Directive 91/263/ECC (Telecom Directive) is required. Testing and certification for compliance is required to the appropriate European Common Technical Requirements (CTR's). Products should be appropriately labeled with the European CE mark and any country specific requirements.

     __X__ Other International Countries - Most countries outside the U.S. require permission (which may be in the form of a license) to be obtained from a local PTT authority prior to connection to a telecommunications network. Specific country PTT approvals for the purchased Product should be specified below. Products should be appropriately labeled with any country specific requirements.

__________________________________________________________
__________________________________________________________
__________________________________________________________
__________________________________________________________


D.   Laser Containing Products:

     __X__  Outside the U.S. - Products containing laser devices must show
evidence of   compliance with IEC 825 "Safety of Laser Devices".


NOTE: All products must be certified and labeled in accordance with the specific requirements for the regulatory approvals required above in this Exhibit E, Part E-II. As new national statutory and regulatory requirements emerge, and as current requirements are revised, Solectron will be responsible for maintaining compliance of product design accordingly. Solectron will be responsible for insuring that production units are modified as needed to maintain compliance to such new requirements.

                              EXHIBIT E, PART E-2

                          FOR NCR ENGINEERED PRODUCTS

              SAFETY AND REGULATORY AGENCY REQUIREMENTS BY COUNTRY


     NCR is responsible for assuring that product design complies with the applicable regulatory requirements. Solectron will be responsible for manufacturing products in compliance with the appropriate regulatory requirements. Solectron must assess the potential impact of build changes on regulatory compliance and consult with NCR's Regulatory Compliance Team as needed prior to making such changes. Any changes to components, materials, or suppliers should be reviewed and approved by NCR's Regulatory Compliance staff prior to implementation. NCR's Product Safety Engineer should have access to Solectron's manufacturing facility to perform audits for safety compliance. These responsibilities apply to requirements, set out below, set out in the Specification for the Product, or any other requirements that apply in the jurisdictions set out below or in the Specification for the Product. One copy of each international certification documentation with the testing and compliance investigation reports, shall be maintained by NCR for at least ten years beyond the last date of manufacture. NCR may update this Exhibit from time to time as regulatory or safety requirements change.


     United States Requirements - For Products intended for release in the
     ---------------------------------------------------------------------
     United States:
     -------------


A. Product Safety - NCR is responsible for obtaining UL Listing or Recognition per UL Standard 1950 for use as Information Technology Equipment, by Underwriters Laboratories or other Nationally Recognized Test Laboratories. Solectron will assure that each unit will be marked with the appropriate safety agency logo and the required safety warnings (both markings and documentation) shall be provided as specified by NCR. Solectron will manufacture products in accordance with safety agency requirements and provide the necessary documentation to identify materials and components available for UL Field Representatives during inspections. Solectron shall also perform production-line testing in accordance with safety agency requirements and insure that products are constructed in accordance with the safety agency's Follow-up Service Procedure.

B. Electro-Magnetic Compatibility- NCR is responsible for insuring that product design complies with Federal Communications Commission (FCC) requirements CFR Title 47, Parts 2 and 15. Solectron will assure that each unit will be labeled appropriately for Class A or Class B and documentation will contain user statements as required per the FCC rules and as specified by NCR. For products which incorporate intentional transmitters, each unit should be labeled with the required FCC ID number.

C. Telecommunication Equipment - All equipment that connects directly to a telecommunication network, either public or private, will comply with Federal Communications Commission (FCC) requirements CFR Title 47, Part 68. Each unit will be labeled appropriately as required by the FCC rules.

D. Laser Containing Devices - All Products which contain laser devices (scanners, printers, CD devices, etc.) must comply with the Department of Health and Human Services (DHHS) regulations CFR Title 21, Subchapter J. Each unit will bear a DHHS compliance label and any caution labels appropriate for the class laser device integrated into the Product per the regulations. All Product documentation must contain the required user warning statements. In addition, Products must comply with individual state laws (i.e., New York) that require additional registration and/or approval.

E. Ozone Depleting Chemicals - Seller will label all Products and Parts (including all packaging) as required by the United States Environmental Protection Agency's regulations in effect at the time of delivery of the Product or Parts. As of September 1993, the basic regulations may be found at Volume 40 of the Code of Federal Regulations, Part 82, entitled "Protection of Stratospheric Ozone," Subpart E, entitled "The Labeling of Products Using Ozone Depleting Substances."


     International Requirements - For Products intended for release outside the
     --------------------------------------------------------------------------
     U.S.:
     ----

     A.   Product Safety:

     Solectron will assure that each unit will be marked with the appropriate safety agency logos and the required safety warnings (both markings and documentation) shall be provided as specified by NCR. Solectron will manufacture products in accordance with safety agency requirements and have the necessary documentation to identify materials and components available for safety agency representatives during inspections. Solectron shall also perform production-line testing in accordance with safety agency requirements.

     NCR insure that product design complies with safety agency requirements for the countries where products will be sold and obtain the necessary agency certifications. As noted below:


          Canada - The Product will be certified by the Canadian Standards Association for compliance with the latest edition of the CSA Standard C22.2 No. 950, Safety of Information Technology Equipment. UL certification for Canada (C-UL) in accordance with UL 1950 3/rd/ Edition may be obtained in lieu of CSA certification.


          European Community (EC) - Product compliance with EC Directive 73/23/ECC (Low Voltage Directive) is required. Testing and certification by any national "notified body" (VDE, TUV, BSI, etc.) for compliance to EN 60950 "Safety of Information Technology Equipment" is acceptable. Units destined for EU countries should have the CE mark on the product ID label and carton.

          European Free Trade Association (EFTA) Countries - Product testing and certification by NEMKO (or equivalent) for compliance to EN 60950 is required.

          Mexico -. Certification to NOM-019 is required

          Saudi Arabia - Certification by SASO.

          Russia - GOST-R Certification is required.

          Other International Countries - Product compliance with IEC 950,
          "Safety of   Information Technology Equipment" is required.


B.  Electro-MagneticCompatibility

          Solectron will assure that each unit will be labeled appropriately for Class A or Class B and documentation will contain user statements as required and as specified by NCR. NCR shall insure that product design complies with the EMC requirements for the respective countries where products will be sold and obtain the necessary certifications as noted below:

          Canada - Each product must be labeled and documentation statements included per the Canadian Department of Communications Radio Interference Regulations.

     European EU Countries -Compliance with the EU's EMC Directive 89/336/EEC, EN 55022 (CISPR 22) and EN50082-1.Units destined for EU countries should have the CE mark on the product ID label and carton.

     European EFTA Countries - Products must comply with the requirements of CISPR 22 or EN 55022.

     Japan - Products must be tested and certified for Japanese VCCI compliance.

     Korea - Products must be tested and certified by the Korean Radio Research Laboratory for compliance with the Korean Ministry of Communication Ordinance 825.

     New Zealand and Australia - Products must be tested and certified for compliance in accordance with the Electromagnetic Compatibility Framework using AS/NZS 3548:1995 and bear the C-Tick mark and the Australian Company Number
(ACN).

     Taiwan - Products must be tested and certified for compliance with CNS 13438. Product should be marked with BCIQ (Bureau of commodity Inspections & Quarantine) certification number and marking.

     Other International Countries - Evidence of compliance with CISPR 22 is required.

      For products which incorporate intentional transmitters, the required certifications will be obtained by NCR. Solectron shall insure that each unit should be labeled with the required certification numbers.



C.   Telecommunication Equipment Approvals:

     Canada - The Product must have an equipment grant issued by the Canadian Department of Communications (DOC) verifying compliance with the Standard for Technical Equipment CS-03.

     United Kingdom - The Product must be authorized by the British Approvals Board for Telecommunications (BABT) for connection to a telecommunication network.

     Other International Countries - Most countries outside the U.S. require permission (which may be in the form of a license) to be obtained from a local
PTT authority prior to connection to a   telecommunications network.  Specific
country PTT approvals for the purchased Product   should be specified below.

          ____________________________________________________________
          ____________________________________________________________
          ____________________________________________________________


D.   Laser Containing Products:

     Outside the U.S. - Products containing laser devices must show evidence of compliance with IEC 825 "Safety of Laser Devices".


NOTE: All products must be labeled in accordance with the specific requirements for the regulatory approvals required above in this Exhibit E, Part E-III. As new national statutory and regulatory requirements emerge, and as current requirements are revised, NCR will be responsible for maintaining compliance of product design accordingly. Solectron will be responsible for insuring that production units are modified as needed to maintain compliance to such new requirements.

                                                                       EXHIBIT F
                                                                       ---------


                            SERVICE LEVEL AGREEMENT
                            -----------------------

This exhibit contains four distinct sections pertaining to the relationship between Solectron and NCR. The sections have been separated to add clarity to service levels required for each.

Section I: NCR RSG design owned product sourced and/or manufactured from Solectron

Section II: NCR CSG design owned product sourced and/or manufactured from Solectron

Section III: Solectron design owned product sourced and/or manufactured from Solectron

Section IV:   NCR Staging Definition and Implementation

Service level agreement

SECTION I: NCR RSG design owned product sourced and/or manufactured from Solectron

Table of Contents

1.0  Purpose

2.0  Definition of Terms

3.0  Cost Tracking Requirements

     3.1  [  ]

4.0  Customer Delivery Requirements

     4.1  [  ]

5.0  Quality Performance

6.0  New Product Introduction

     6.1  [  ]

7.0  Continuation Engineering

     7.1  [  ]

8.0  Export and Import Compliance

9.0  Customer Order, Shipment, and Inventory System Requirements

10.0 Supply Line Management

     10.1  Supplier Base

     10.2  Commodity Responsibilities

     10.3  Engineering Support

     10.4  Continuous Improvement

1.0  Purpose

     This Service level agreement outlines the minimum acceptable expectations for the Manufacturing Partnership between Solectron and NCR-RSG. [ ]

     Detailed process information supporting these service level expectations are included in the Business level agreement which is expected to be a living document which NCR and Solectron associates use to guide themselves in their day-to-day work activities.

2.0  Definition of Terms
     2.1 B-models: Pre-production models of a new product. At NCR's option, NCR may request that Solectron build B-models. See the B-model manufacturing paragraph in the New Product Introduction section 6.0 for more detail.
     2.2 A-models or Prototype: For the purpose of this agreement, there is no difference between A-models, Prototypes, and B-models.
     2.3 C-models: Full production quality units. Although production units for a product that have been in production for a year are technically "C-models", the term is most often used to describe the first set of production units that are used to run final product acceptance testing, and are expected to either be sold to end customers or to be functionally identical to the first units sold to customers.
     2.4 ICI: Initial Customer Installation: The first customer installation of C-models of a new product that have completed all of the required NCR certifications. The term ICI is sometimes used to refer to the product development milestone, ICI-ready, where the first C-model units have been built and are ready to be sold and shipped to a customer.
     2.5 GCA: General Customer Availability: Product is ready for volume shipments with no special controls or filters on incoming orders.
     2.6 CD/E: Controlled Deployment and Evaluation: Typically, the period of time between [ ].
     2.7 FBOM: NCR's Featurized Bill of Materials used to control the certified configurations of the Product. The FBOM includes [ ].
     2.8  EBOM or Preliminary FBOM:  [  ].
     2.9 MCC Product cost: The cost/price at which Solectron transfers product to NCR as described in Exhibit B.
     2.10 RSG Products: Products that Solectron manufactures for NCR as defined in the RSG section of Exhibit A. New products will be added to this exhibit in the future.
     2.11 NCR SLM: NCR's Supply Line Management organization - responsible for supplier qualification, supplier management, and material purchasing, among other things.
     2.12 NCR OLM: NCR's Order and Logistics Management - responsible for accepting customer orders and scheduling production, among other things.
     2.13 PRT or PRT team: NCR's cross functional product development management team -responsible for product definition, development, and deployment. Team composition typically includes representatives from [ ]
     2.14 Gold disk or Gold drive: A master copy of a hard disk with a binary image of an operating system and other software loaded onto it. This Gold Disk is then used in the manufacturing process to create multiple copies of which are to be used in NCR POS terminals
     2.15 SCER: Special Construction Estimate/Engineering Request - A process that NCR uses to [ ].
     2.16 Commodity management:  Tasks associated with [  ]

     2.17 Supplier management: Tasks associated with managing the continuous improvement of supplier performance in all aspects of a business relationship.

     2.18 Acceptance Test (ACT): The ACT is a test process performed to certify the manufacturing process and the Supply Line Management Procurement Process. To make this test meaningful [ ].

     2.19 Design Qualification Test (DQT): The DQT is a test process performed to certify that the design of the product meets the criteria as defined in the product functional specification. [ ]

     2.20 Development Release (DR): The DR process is the process used by NCR to issue engineering change orders and the introduction/release of new products into manufacturing. For this document, the term DR includes
          [  ]

     2.21 Manufacturing Trial Order (MTO): The MTO process is used to validate the manufacturing process and the end unit test process before the actual break-in of a DR. NCR and Solectron will jointly decide if an MTO is required for a new product or change DR.

     2.22 Field Retrofit Order (FRO): Process executed due to a safety or reliability issue on an NCR product [ ]

     2.23 Printed Circuit Board (PCB) layout: The PCB layout process is used to do the physical layout of circuit boards. Designers work from schematics to define the position of components and their interconnecting copper lines.

     2.24 Request For Change (RFC): The RFC process is a formalized process for requesting engineering changes and manufacturing deviations for part substitutions. It is intended for use by NCR and Solectron as the vehicle for requesting all product changes

     2.25 Stop Order/Stop Order Release (SO/SOR): The SO/SOR process is used as a method of controlling procurement, build and shipment of products. [ ]

     2.26 WSL: NCR's inventory warehouse at Peachtree

     2.27 CDC:  Customer Delivery Center - NCR consolidation and staging center.

     2.28 Material Requisition (MR): The MR process is used to order items from manufacturing stock. It requires a charge number for the item to be charged to.

     2.29 Managed Support and Service Planning (MSSP): The MSSP group is an NCR group charged with planning all support activity and assuring the necessary steps are taken to support a new product or changes to an existing product.

     2.30 SPPR:  Service Parts Procurement Request

     2.31 [  ]

     2.32 Replacement Product- a product with a new or modified product set specification which meets all the following criteria:

               1.  [  ]

     2.35 New Product - a product with a new product specification which meets all of the following criteria:

               1)  [  ]


     2.36 Replacement Service: A new service which provides essentially the same results as an existing service covered by the Agreement, although possibly at an improved level of performance. If delivered at an improved level of performance, the improvement is considered a normal outcome of continuous improvement processes.

          2.37 New Service: A new service which establishes a significant new capability/result or a significant enhancement to an existing service which would not normally be the outcome of normal commercial continuous improvement processes. The party receiving the service would normally be expected to compensate the service provider for this New Service if it was provided at the request of the receiver and if there is a material incremental cost incurred by the service provider to develop this service capability and if the receiver agrees to pay for said service.


3.0 Cost Tracking Requirements

     3.1 Pricing: Product transactions between Solectron and NCR RSG will be priced according to Exhibit B.

     3.2  Cost Attack Team (CAT) Process

          3.2.1  [  ]

     3.3 Cost Reviews: All cost reviews will be conducted in accordance with Ex B.

4.0  Customer Delivery Requirements - Forecasting, Order Fulfillment

     4.1  Forecasting: [  ]

     4.2 Order Management: Solectron will also be responsible for all order fulfillment activities, [ ]

     4.3  Order Change Flexibility - NCR RSG currently measures [  ]

     4.4  Order  Responsiveness - [  ]

     4.5  Invalid Order Configurations - [  ]

     4.6 Shipment Records - Solectron will send shipment transaction data to NCR [ ] This data will be used by NCR to update the [ ].

          4.6.1  [  ]

     4.7  Product Life Cycle Management   - New Product Introduction

          4.7.1  [  ]

     4.8 Product Life Cycle Management - Product, Feature, Cable and Kit Discontinuation

          4.8.1  [  ]

5.0  Quality Performance

          Solectron shall meet the requirements set forth in Exhibit C for NCR RSG designed products.

6.0  New Product Introduction

     This New Product Introduction section defines the service level expectations associated with the release of a new product from engineering to manufacturing. There are some common processes used in New Product Introduction as well as in Continuation Engineering. These processes may be documented in the Continuation Engineering section. It is expected that Solectron will provide [ ]

     6.24  [  ]

7.0  Continuation Engineering

     This Continuation Engineering section defines the service level expectations associated with maintaining a product through the normal production life cycle. There are some common processes used in New Product Introduction as well as in Continuation Engineering. These processes may be documented in the New Product Introduction section. It is expected that Solectron will provide [ ].

     Access to systems and data currently available is required in the execution of processes in this document. This is required to maintain and improve quality and productivity through electronic interfaces and automation.


     [  ]


8.0  Export and Import Compliance

     8.1 Solectron will be totally responsible for all import activities associated with materials that Solectron procures.

     8.2 Solectron will be the exporter of record for all products/components/subassemblies it ships to other Solectron organizations.

     8.3 NCR will be the exporter of record for all products, components, subassemblies, software and documentation ordered by NCR or its affiliates for export from the country of manufacture - currently the United States and Ireland.

     8.4 The exporter of record will be separately accountable to the applicable government agencies for complying with all relevant regulations when importing or exporting Solectron products, components, subassemblies, software and documentation.

     8.5 At NCR's request, Solectron will provide NCR with complete Bill of Materials (BOM) identifying country of origin and Solectron cost for each part or component separately integrated into its products. NCR will require this information where products manufactured in the United States are proposed for transactions involving the Agency for International Development (AID) or EX-IMBank. Further, NCR may require this information to determine if products manufactured outside the US are subject export controls based on US parts content.


9.0  Customer Order, Shipment and Inventory System Requirements
     9.1  [  ]

10.0 Supply Line Management
     10.1 Supplier Base
          10.1.1  [  ]

     10.2 Commodity Responsibilities
          10.2.1  [  ]

          10.2.2  [  ]

     10.3 Engineering Support
          10.3.1  [  ]

     10.4 Continuous Improvement
          10.4.1 Solectron agrees to drive continuous improvement throughout all aspects of the supplier relationship.

Service level agreement

   SECTION II: NCR CSG design owned product sourced and/or manufactured from
               Solectron


Table of Contents

1.0  Purpose

2.0  Definition of Terms

3.0  Cost Tracking Requirements

     3.1  [  ]

4.0  Customer Delivery Requirements

     4.1  [  ]

5.0  Quality Performance

6.0  New Product Introduction

     6.1  [  ]

7.0  Continuation Engineering

     7.1  [  ]

8.0  Export and Import Compliance

9.0  Customer Order, Shipment, and Inventory System Requirements

10.0 Supply Line Management

     10.1 Supplier Base

     10.2 Commodity Responsibilities

     10.3 Engineering Support

     10.4 Continuous Improvement

1.0  Purpose

     This Service level agreement outlines the minimum acceptable expectations for the Manufacturing Partnership between Solectron and NCR-CSG. [ ]

     Detailed process information supporting these service level expectations are included in the Business level agreement which is expected to be a living document which NCR and Solectron associates use to guide themselves in their day-to-day work activities.

2.0  Definition of Terms

     2.1 B-models: Pre-production models of a new product. At NCR's option, NCR may request that Solectron build B-models. See the B-model manufacturing paragraph in the New Product Introduction section 6.0 for more detail.

     2.2 A-models or Prototype: For the purpose of this agreement, there is no difference between A-models, Prototypes, and B-models.

     2.3 C-models: Full production quality units. Although production units for a product that have been in production for a year are technically "C-models", the term is most often used to describe the first set of production units that are used to run final product acceptance testing, and are expected to either be sold to end customers or to be functionally identical to the first units sold to customers.

     2.4 ICI: Initial Customer Installation: The first customer installation of C-models of a new product that have completed all of the required NCR certifications. The term ICI is sometimes used to refer to the product development milestone, ICI-ready, where the first C-model units have been built and are ready to be sold and shipped to a customer.

     2.5 GCA: General Customer Availability: Product is ready for volume shipments with no special controls or filters on incoming orders.

     2.6 CD/E: Controlled Deployment and Evaluation: Typically, the period of time between [ ]

     2.7 FBOM: NCR's Featurized Bill of Materials used to control the certified configurations of the Product. The FBOM includes [ ].

     2.8  EBOM: [   ]

     2.9 MCC Product cost: The cost/price at which Solectron transfers product to NCR as described in Exhibit B.

     2.10 CSG Products: Products that Solectron manufactures for NCR as defined in the CSG section of Exhibit A. New products will be added to this exhibit in the future.

     2.11 NCR SLM: NCR's Supply Line Management organization - responsible for supplier qualification, supplier management, and material purchasing, among other things.

     2.12 NCR OLM: NCR's Order and Logistics Management - responsible for accepting customer orders and scheduling production, among other things.

     2.13 PRT or PRT team: NCR's cross functional product development management team -responsible for product definition, development, and deployment. Team composition typically includes representatives from [ ]

     2.14 ERT or DRT team: NCR's cross-functional Engineering/Development Realization Team responsible for new product development, development schedules, product design, product certification, product requirements adherence and quality. Team composition typically includes [ ]

     2.15 PRP/GRP: NCR's Program Realization Process used for the life cycle management of the Product from Product Conception through Product end-of-life.

     2.16 Gold disk or Gold drive: A master copy of a hard disk with a binary image of an operating system and other software loaded onto it. This includes firmware. Master copies of any software or firmware may be on writable media (e.g.: disk or PROM) or may be reserved in a designated electronic file agreed to by both NCR and Solectron. This Gold Disk is then used in the manufacturing process to create multiple copies of which are to be used in NCR Servers.

     2.17 SCER: Special Customer Engineering Request - A process that NCR uses to [ ].

     2.18 Commodity management:  Tasks associated with [  ].

     2.19 Supplier management: Tasks associated with managing the continuous improvement of supplier performance in all aspects of a business relationship.

     2.20 Acceptance Test (ACT): The ACT is a test process performed to certify the manufacturing process and the Supply Line Management Procurement Process. To make this test meaningful [ ]. Exceptions to the test will be provided in a report to NCR.

     2.21 Design Qualification Test (DQT): The DQT is a test process performed to certify that the design of the product meets the criteria as defined in the product functional specification. [ ]

     2.22 Development Release (DR): The DR process is the process used by NCR to issue engineering change orders and the introduction/release of new products into manufacturing. For this document, the term DR includes
          [ ].

     2.23 Manufacturing Trial Order (MTO): The MTO process is used to validate the manufacturing process and the end unit test process before the actual break-in of a DR. NCR and Solectron will jointly decide if an MTO is required for a new product or change DR.

     2.24 Field Retrofit Order (FRO): Process executed due to a safety or reliability issue on an NCR product, [ ].

     2.25 Printed Circuit Board (PCB) layout: The PCB layout process is used to do the physical layout of circuit boards. Designers work from schematics to define the position of components and their interconnecting copper lines.

     2.26 Request For Change (RFC): The RFC process is a formalized process for requesting engineering changes and manufacturing deviations for part substitutions. It is intended for use by NCR and Solectron as the vehicle for requesting all product changes

     2.27 Stop Order/Stop Order Release (SO/SOR): The SO/SOR process is used as a method of controlling procurement, build and shipment of products. [ ]

     2.28 WSL: NCR's inventory warehouse.

     2.29 CDC:  Customer Delivery Center - NCR consolidation and staging center.

     2.30 Material Requisition (MR): The MR process is used to order items from manufacturing stock. It requires a charge number for the item to be charged to.

     2.31 Managed Support and Service Planning (MSSP): The MSSP group is an NCR group charged with planning all support activity and assuring the necessary steps are taken to support a new product or changes to an existing product.

     2.32 SPPR:  Service Parts Procurement Request

     2.33 [  ]

     2.34 [  ]

     2.35 [  ]

2.36 Replacement Product- a product with a new or modified product set specification which meets all the following criteria:
          1.  [  ]

2.37 New Product - a product with a new product specification which meets all of the following criteria:

         [  ]

2.38 Replacement Service: A new service which provides essentially the same results as an existing service covered by the Agreement, although possibly at an improved level of performance. If delivered at an improved level of performance, the improvement is considered a normal outcome of continuous improvement processes.


2.39 New Service: A new service which establishes a significant new capability/result or a significant enhancement to an existing service which would not normally be the outcome of normal commercial continuous improvement processes. The party receiving the service would normally be expected to compensate the service provider for this New Service if it was provided at the request of the receiver and if there is a material incremental cost incurred by the service provider to develop this service capability and if the receiver agrees to pay for said service.


3.0  Cost Tracking Requirements

     3.1 Pricing: Product transactions between Solectron and NCR CSG will be priced according to Exhibit B.

     3.2  Margin Improvement Team (MIT)

          3.2.1  [  ]


     3.3 Cost Reviews: All cost reviews will be conducted in accordance with Ex B.

4.0  Customer Delivery Requirements - Forecasting, Order Fulfillment

     4.1  [  ]
     4.2  Order Management: Solectron will also be responsible for [  ]

          4.3.1  Order Change Flexibility - NCR CSG currently measures [  ]

     4.4  Order  Responsiveness - [  ]

     4.5  Invalid Order Configurations - [  ]

     4.6 Shipment Records - Solectron will send shipment transaction data to NCR [ ]. This data will be used by NCR to update the World Wide Inventory Transfer System.

          4.6.1  [  ]

     4.7  Product Life Cycle Management   - New Product Introduction

          4.7.1  [  ]

     4.8 Product Life Cycle Management - Product, Feature, Cable and Kit Discontinuation

          4.8.1  [  ]


5.0  Quality Performance

     Solectron shall meet the requirements set forth in Exhibit C for NCR CSG designed products.


6.0  New Product Introduction

     This New Product Introduction section defines the service level expectations associated with the release of a new product from engineering to manufacturing. [ ] Specific timelines for any project will be negotiated on a project-by-project basis.

     There are some common processes used in New Product Introduction as well as in Continuation Engineering. These processes may be documented in the Continuation Engineering section. All Solectron provided services documented in this section are expected to be provided at no additional cost to NCR.

     6.1  [  ]


          7.0 Continuation Engineering

          This Continuation Engineering section defines the service level expectations associated with maintaining a product through the normal production life cycle. There are some common processes used in New Product Introduction as well as in Continuation Engineering. These processes may be documented in the New Product Introduction section.

          Access to systems and data currently available is required in the execution of processes in this document. This is required to maintain and improve quality and productivity through electronic interfaces and automation.

          [  ]


8.0  Export and Import Compliance

     8.1 Solectron will be totally responsible for all import activities associated with materials that Solectron procures.

     8.2 Solectron will be the exporter of record for all products/components/subassemblies it ships to other Solectron organizations.

     8.3 NCR will be the exporter of record for all products, components, subassemblies, software and documentation ordered by NCR or its affiliates for export from the country of manufacture - currently the United States and Ireland.

     8.4 The exporter of record will be separately accountable to the applicable government agencies for complying with all relevant regulations when importing or exporting Solectron products, components, subassemblies, software and documentation.

     8.5 At NCR's request, Solectron will provide NCR with complete Bill Of Materials (BOM) identifying country of origin and Solectron cost for each part or component separately integrated into its products. NCR will require this information where products manufactured in the United States are proposed for transactions involving the Agency for International Development (AID) or EX-IM Bank. Further, NCR may require this information to determine if products manufactured outside the US are subject export controls based on US parts content.


9.0  Customer Order, Shipment and Inventory System Requirements

     9.1  [  ]

10.0 Supply Line Management

     10.1 Supplier Base

          10.1.1 [  ]

     10.2 Commodity Responsibilities

          [  ]

     10.3 Engineering Support

          10.3.1 [  ]

     10.4 Continuous Improvement

          10.4.1 Solectron agrees to drive continuous improvement throughout all aspects of the supplier relationship.

Service level agreement

SECTION III: Solectron designed products sourced and/or manufactured from Solectron



This Statement of Work provides a general description of the deliverables Solectron will provide for NCR, and the activities Solectron will perform for NCR, related to new Product Introduction of Solectron engineered products. Many of the interfaces and expectations for Solectron designed products will remain consistent with those detailed in Section II: NCR-CSG Engineered Products. These sections are noted below and will not be repeated in this section. Additional terms are as noted in the following sections.

     Applicable Sections from Section II

          Definition of Terms

          Customer Delivery Requirements

          Forecasting
          Order Management
          Order Change Flexibility
          Order Responsiveness
          Invalid Order Configurations
          Shipment Records
          Product Life Cycle Management - New Product Introduction
          Product Life Cycle Management - Product, Feature, Cable, and Kit
               Discontinuation

     Quality Performance

     Continuation Engineering

          Request for Change

          Stop Order / Stop Order Release

     Export and Import Compliance

     Customer Order, Shipment, and Inventory System Requirements

     Supply Line Management

     Continuous Improvement

1.0  Program Manager
     ---------------

NCR and Solectron shall each appoint a Program Manager and Technical Contact (may be the same individual) who shall be responsible for all communications with the other party, including those related to product qualification, testing, and support. Supplier program managers shall provide program and deliverables schedules with updates on a regular basis as mutually agreed to by respective program managers.

2.0  Product Qualification and Acceptance (PQA) Procedure.
     ----------------------------------------------------

[  ]


3.0  New Product Planning
     --------------------

3.1  Participation in Roadmap Development and Product Definition

Solectron will provide regular presentations (on a TBD basis) to NCR of potential and committed Roadmaps. NCR will treat these as confidential briefings but will have the ability to share such roadmap information with major accounts. Solectron will use its best efforts to incorporate NCR feedback into future Roadmaps, and to the extent NCR is funding the design work,
Solectron will incorporate NCR's feedback into the Roadmap.   In conjunction
with these reviews, NCR shall also participate in the architectural phase of system development and in the definition of product content.


4.0  Support for New Product Introduction
     ------------------------------------

4.1  PC & ELS System Deliveries

[  ]



4.2  Prototype Deliveries

Prototype systems will be supplied to NCR by Solectron with quantity and schedule to be negotiated on a program-by-program basis. Such units may include custom components ("non-standard" adapters, colors, logos, labels, "generic" versions of many components) and prototype releases of BIOS and other Firmware/Software as necessary.


4.3  Production Deliveries

Production Models representing full production-ready systems (including BIOS and other Firmware/Software) shall be provided to NCR by Solectron for final verification with quantity and schedule to be negotiated on a program-by-program basis. Production models for first article inspection by indirect channel customer may also be required. Such inspections will usually be performed on Solectron premises and will require support of manufacturer's personnel


4.4  Certifications

Solectron shall perform operating System Certifications for NT, Solaris, MP-RAS (as appropriate) and other Ready-to-Run Operating Systems as defined by the
Product Requirements document.   Solectron shall put in place a process for
obtaining Operating System and Agency Certifications of NCR "special features" (e.g., adapters that are not a part of the standard offering) as required. Such certifications may include components that may be custom for special customers (including indirect channel).

Safety certifications shall be provided as indicated in Exhibit E of this Agreement.


4.5  Feature Management

[  ]


4.6  Technical Documentation

Solectron will provide NCR technical and end-user documentation [ ]. Both pre-release and final release versions of the documentation will be made available to NCR on a mutually agreed upon product-by- product schedule. Solectron will deliver end-user documentation in electronic Microsoft Word format in generic format with references to COMPANY NAME or COMPANY product names limited to the following components: book cover, preface, copyright, headers, and footers. Exceptions are references to or publications for OEM products which will continue to display the COMPANY name and/or logo. NCR may order copies of documentation which Solectron specifies as orderable under the same terms as Products.

4.7 Product Packaging

Solectron will develop and provide shipping packaging to meet NCR requirements. All Products will be packed by Solectron in accordance with generally accepted industry standards, as well as other requirements set forth in the NCR packaging specifications. Under no circumstances will Solectron utilize any packaging material consisting in whole or in part of polystyrene foam manufactured through a process using any of the following blowing agents: CFC-11, CFC-12, CFC-113, CFC-114, OR CFC-115. In compliance with certain state statutes, Solectron certifies that the packaging and/or packaging components associated with the Products have been manufactured without the intentional addition of lead, cadmium, mercury or hexavalent chromium. and that the sum concentration levels of the four metals is less than 100 parts per million. Solectron will package parts individually (except for small parts, such as screws) with appropriate protective material to guarantee safe arrival (e.g., plug-in boards should be in static controlled packaging and in foam-lined packs or padded cartons). Each box will contain Products ordered under a single Purchase Order, but multiple boxes may be placed in a larger container. Solectron will, when so requested by NCR and without additional charge, provide and affix to each Product's packaging, bar code labels as specified in Exhibit D.

4.8  Product Training

Solectron will provide Product training in the following areas: [ ] . Solectron authorizes NCR to video tape such training events conducted for or attended by NCR and grants to NCR a royalty-free license to duplicate and
distribute the tape and any related   training materials to NCR  associates and
NCR authorized sales, services, and support providers. NCR may also create additional training using this information and materials.

4.9   NCR ID Capability

Solectron shall maintain the capability to logo products per NCR's requirements as well as the requirements of NCR's indirect channel customers.

4.10 Manufacturing Deliverables to PRT / Feature Release Teams

Solectron shall [  ].

4.11 Continuation Engineering

Solectron is responsible for Continuation Engineering problem resolution and life-cycle management for all NCR past, current, and future released Personal Computers, Entry Level Servers and features. Solectron will retain Continuation Engineering responsibility for any new platforms / features developed by Solectron and as released in the future.

4.12 Short Term Loaner

Equipment to Support New Product Introduction: Solectron will provide NCR with a small number (typically 1 or 2) of new products (in this paragraph, new product is defined as a New Product, Replacement Product or an existing product covered by this Agreement that has an engineering change made to it) for a short term "loan" period, typically not more than 1 week, to support new product introductions. NCR and Solectron will agree on the financial inventory tracking methodology to support this process; NCR currently uses the "request for NCR built equipment" process to remove the product from manufacturing inventory and the manufacturing representative to the PRT performs the necessary transactions to return the product to manufacturing inventory. There are no refurbishment charges associated with the return of these products unless they have been damaged or require upgrade due to product changes which may have occurred during the "loan" period.


5.0 Requirements for Certification of Operating Systems and Support for Server Management Software:


5.1 Microsoft NT -

 .    Platforms must be on Microsoft NT Server, Back Office, Wolfpack, and
     Cluster Server Hardware Compatibility Lists for most recent versions of both NT Server and NT Server Enterprise Edition under the NCR system name, and must be designated in the HCLs as "Designed for Windows NT".

 .    Within [ ] of a new version of Windows NT (5.0 , NT 64-bit, etc.), existing platforms must appear on the above Compatibility Lists.

 .    Platform must conform to the "Hardware Design Guide for Microsoft Windows
     NT" published by Intel Corporation and Microsoft Corporation.

 .    Platforms must not require a specialized Hardware Abstraction Layer (HAL)
     for Windows NT. Platforms must be fully supported with a standard Microsoft-delivered HAL within [ ]


5.2 Solaris

 .    Platforms must perform and pass Solaris Hardware Compatibility Tests (HCT)
     for most recent version of the operating system, and be included on Solaris Hardware Compatibility Lists for Solaris Intel Edition.

 .    Within [ ] of a new version of Solaris, existing platforms must pass the
     HCT.

 .    Platforms must not require a specialized Hardware Abstraction Layer (HAL)
     for Solaris. Platforms must be fully supported by the shrink-wrapped Solaris OS within [ ]


5.3 NCR UNIX MP-RAS

 .    For Entry Level and Mid-Range platforms specified by NCR, tests will be run and test reports will be provided. NCR will provide test plans and test cases. NCR will provide and support unreleased peripheral boards for the testing, with the level of support, board type, and board quantity to be negotiated.

 .    [  ]


6.0 Major Bid Support

For certain major bids, NCR will require Solectron to provide commitments for lead-time and capacity to support a large customer rollout of product. [ ]


7.0 Special Customer Engineering Request Support

[  ]

SECTION IV: NCR Staging Definition and Implementation



[  ]

                                                                       EXHIBIT G
                                                                       ---------


                          ELECTRONIC DATA INTERCHANGE
                          ---------------------------


1.    PURPOSE


1.1 Solectron and NCR Corporation desire to execute the transactions listed in Attachment 1G ("Transactions") by transmitting and receiving the data sets implementing those Transactions ("Documents") electronically rather than in paper form, and to provide for the legal validity and enforceability of those Documents.


1.2 Documents will be transmitted electronically to each party either as specified in Attachment 1G directly or through any third party service provider ("Provider") with which either party may contract. Either party may modify its election to use, not use, or change a Provider thirty (30) days after written notice under Section 7.2 has been accomplished.


2.    PREREQUISITES


2.1 We each must, at our respective expense, provide and maintain the equipment, software, and services necessary to transmit, receive, store and handle Documents under this Exhibit. Charges specific to Third Party network, if any, are outlined in Attachment 1G.


2.2 We each must implement security procedures (including those specified in Attachment 1G, if any) which are reasonably designed to ensure that all Document transmissions are authorized and to protect our respective business records from improper access.


2.3 We each agree to adopt as a signature an electronic identification (e.g., a Duns Number) consisting of symbols or codes which will be transmitted with each Document to authenticate that Document ("Signature").


2.4   The contacts for issues in this Exhibit are set out in Attachment 2G.


3.    DOCUMENT TRANSMISSIONS


3.1 All Document transmissions must conform to the standards listed in Attachment 1G ("Standards").

3.2 Unless the Standards specify otherwise, after receiving a Document, the receiver must promptly electronically transmit a functional acknowledgment. A functional acknowledgment is conclusive evidence of receipt of a Document, but a Document is not deemed to be transmitted under this Agreement except as Section
5.2 of this Exhibit provides.


3.3 The receiver of a garbled or unintelligible Document must promptly notify the originator (if identifiable from the received Document) in a reasonable manner. If the receiver reasonably could have given that notice but did not, the originator's records of the contents of that Document will control.


4.    TRANSACTION TERMS


4.1 Except to the extent a Document expressly provides otherwise, each Transaction will be subject to this Exhibit and to the OEM Purchase and Manufacturing Services Agreement ("Agreement"). If there is a conflict between any term of this Exhibit and any term of the Agreement, the terms of this Exhibit will control.


4.2 No information contained in any Document or otherwise exchanged between us under this Exhibit is confidential except as provided for in this Exhibit, a separate written agreement between us, or applicable law.


5.    VALIDITY AND ENFORCEABILITY DOCUMENTS


5.1 This Exhibit confirms our intent to enter into binding Transactions by electronically transmitting and receiving the appropriate Documents. Our conduct under this Exhibit, including our use of Signed Documents, is for all purposes a course of dealing and a course of performance which we accept in furtherance of this Exhibit and any Transaction.


5.2 A Document has no effect under this Exhibit until (i) that Document is intelligible at the receiver's Receipt Computer designated in Attachment 1G except as provided in Section 3.3 above, and (ii) if the Transaction requires acceptance of that Document, the originator of that Document has received the corresponding acceptance Document. Any electronic transmission which is not a Document has no effect except to the extent specified in a separate written agreement between us.


5.3 Any Document effective under Section 5.2 is for all purposes (i) a "writing" and "in writing," and (ii) an "original" when printed from electronic records established and maintained in the normal course of business. Transmission of a Signature with a Document effective under Section 5.2 will be sufficient to verify that the owner of the

Signature originated that Document ("Signed Document"). A Signed Document is for all purposes "signed."


5.4 We each agree not to contest the validity or enforceability of any Signed Document because of the electronic origination, transmission, storage, or handling of that Signed Document. We each agree that Signed Documents, if introduced on paper in any judicial, arbitration, mediation, or administrative proceeding, will be admissible to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither of us may contest the admissibility of copies of Signed Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Signed Documents were originated and maintained in electronic form.


6.    TERMINATION


6.1 This Exhibit will be effective until one of us terminates it by giving the other at least 30 days prior written notice under Section 6.2 specifying the effective date of termination. No termination of this Exhibit will affect our respective rights or obligations arising under any Document or otherwise under this Exhibit before the effective date of termination.


6.2   Written notices under this Exhibit shall be directed to:


NCR Corporation               Solectron
Contact:                      Contact:


[  ]


6.3 Attachment 1G may be revised by both parties executing a revised version which will supersede and replace the previous version. This Exhibit does not obligate either of us to enter into any Transaction.

                                 ATTACHMENT 1G



                    STANDARDS, DOCUMENTS, RECEIPT COMPUTERS,

                 THIRD PARTY NETWORKS, AND SECURITY PROCEDURES



[  ]

                                                                       EXHIBIT H
                                                                       ---------


                          NCR AND THIRD PARTY SOFTWARE
                          ----------------------------


                               FORM OF AGREEMENT


     This NCR and Third Party Software Agreement ("Agreement") is made and entered into this ____ day of _________, 19___ ("Effective Date") by and between NCR Corporation, a Maryland corporation and its subsidiaries ("NCR") and Solectron Corporation, a Delaware corporation and its subsidiaries("Solectron").


Recitals


     Whereas, NCR owns or has licensed certain software product(s) as described in Exhibit A below ("TP Software"); and


     Whereas, NCR desires to have Solectron install the TP Software on NCR Products or Parts and/or ship TP Software packages with of NCR's Products or Parts;


     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


Agreement


1.   Definitions.
     ------------


     a. "APM" or "Associated Product Materials" shall mean materials specified by Microsoft to be distributed as part of TP Software which may include a certificate of authenticity, an end user license agreement, an Microsoft product registration card, and/or other materials designated by Microsoft.


     b. "Authorized Replicator" shall mean a third party approved by Microsoft from which NCR has acquired TP Software reproduced in accordance with Microsoft specifications.


     c. "MS/OEM License" shall mean the OEM License Agreement between NCR and Microsoft under which NCR licenses some of the TP Software from Microsoft.

     d. "TP Software Packages" shall mean Microsoft TP Software documentation, TP Software, and/or APM as received from NCR, or an Authorized Replicator on behalf of NCR.


     e. All other capitalized terms will have the meaning given to them in the OEM Purchase and Manufacturing Services Agreement between NCR and Solectron dated _________.


2.   Solectron Obligations and License.
     ----------------------------------


     a. Subject to the terms and conditions of this Agreement, Solectron shall, as specifically directed by NCR: (i) install the TP Software in object code form on specific NCR Product models using the installation utilities and master copy of TP Software provided by NCR, (ii) distribute TP Software with Products.


     b. Installation and/or packaging of TP Software shall be performed by Solectron employees or contractors only at the specific Solectron premises indicated in Section 11.


     c. Solectron shall deliver the Products with installed TP Software only on behalf of NCR in accordance with NCR's instructions.


     d. Solectron shall halt reproduction of TP Software or any specific version, or product thereof upon notice from NCR. Upon receipt of such notice, Solectron shall not use nor employ such TP Software as part or portion of any product that Solectron may use, sell, assign, lease, license or transfer to third parties unless permitted to do so under a separate agreement. Solectron shall cease and desist from all use of such TP Software's name(s) and associated trademark(s) and, upon request, deliver to NCR or its authorized representatives or destroy all material upon which such TP Software's name(s) and the associated trademark(s) appear. Solectron shall be compensated for its direct, out of pocket costs in connection with halting reproduction of such TP Software, except in the case of breach of this Agreement by Solectron.


     e. Solectron shall not reverse engineer, decompile or disassemble any TP Software.


     f. Solectron will strictly comply with any requirements related to licensing the TP Software such as special installation instructions or placing a notice over either the Product power switch in the "off" position or the power inlet connector which informs the end user that turning on the Product indicates acceptance of the terms of the end user license agreement, or such other procedure as is authorized by NCR.

     g. Solectron shall maintain the inventory of any such TP Software received on behalf of NCR, separate from inventory of similar TP Software, if any, in Solectron's possession.


3.   TP Software Owned by Microsoft.
     -------------------------------


The following terms shall also apply to TP Software owned by Microsoft.


[  ]


4.   Copyright and Patent Notices.  Solectron will not remove, modify, or
     -----------------------------
obscure any copyright, trademark or patent notices that appear in or on the TP Software or its packaging as delivered.


5.   Term.  This Agreement shall commence on the Effective Date and continue
     -----
until the earlier of (i) termination by NCR pursuant to Section 6; or (ii)
_________________.


6.   Default and Termination.
     -------------------------


     a. NCR may terminate this Agreement if any of the following events of default occur: (i) if Solectron materially fails to perform or comply with any provision of this Agreement; (ii) if Solectron makes TP Software available separately from NCR's Products; (iii) if Solectron becomes insolvent, enters bankruptcy, reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit of creditors; or (iv) upon notice from Microsoft to NCR that NCR shall cease use of Solectron.


     b. Termination resulting from default as outlined in this Section shall be effective upon notice to Solectron, except that in the case of Section 10(a)(iii), termination shall be effective upon notice or as soon thereafter as is permitted by applicable law.


7.   Obligations Upon Termination.  Within ten (10) days after the earlier of:
     -----------------------------
(i) termination or expiration of this Agreement; or (ii) notice to Solectron from NCR MS of termination or expiration of the MS/OEM License, Solectron shall return the installation "master" and any TP Software in its possession or under its control to NCR. From and after termination or expiration, Solectron shall not use nor employ any TP Software as part or portion of any product that Solectron may use, sell, assign, lease, license or transfer to third parties unless permitted to do so under a separate agreement. Solectron shall cease and desist from all use of any TP Software's name(s) and associated trademark(s) and, upon request, deliver to NCR or its authorized representatives or destroy all material upon which the TP Software's name(s) and the associated trademark(s) appear.


8.   Confidentiality.  Solectron shall keep confidential the TP Software
     ----------------
installation tools and materials contained in the TP Software installation kit, the terms and conditions of this Agreement, and other non-public information and know-how related to the TP Software disclosed to Solectron by NCR, and Solectron will make no use of such materials, information and know-how except for Solectron's internal use in accordance with the terms of this Agreement. Solectron may disclose the terms and conditions of this Agreement in confidence to its immediate legal and financial consultants as required in the ordinary course of Solectron's business.


9.   Audits.
     ------


     a. During the term of this Agreement, Solectron agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the compliance with this Agreement. Solectron shall maintain on Solectron premises such records for itself and for each Solectron subsidiary which exercises rights under this Agreement.


     b. In order to verify statements issued by Solectron and Solectron's compliance with the terms of this Agreement and any third party or governmental audit requirements, NCR may cause (i) an audit to be made of Solectron's and/or Solectron's subsidiaries' books and records and/or (ii) an inspection to be made of Solectron's and/or Solectron's subsidiaries' facilities and procedures. Any audit and/or inspection shall be conducted during regular business hours at such facilities, with or without notice. Any audit may be conducted by NCR or an independent certified public accountant selected by NCR (other than on a contingent fee basis).


     c. Solectron agrees to provide NCR' designated audit or inspection team access to the relevant Solectron records and facilities.


     d. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit unless Solectron objects to the results of the audit in writing. Any such audit shall be paid for by NCR unless material discrepancies are disclosed. "Material" shall mean the lesser of $10,000.00 or five percent (5%) of the amount that was reported. If material discrepancies are disclosed, Solectron agrees to pay NCR for the reasonable costs associated with the audit.. In no event shall audits be made more frequently than semi-annually unless the immediately preceding audit disclosed a material discrepancy.

10.  MS as Third Party Beneficiary.
     ------------------------------


     a. The parties agree that their respective promised performances under this Agreement are intended for the benefit of Microsoft Corporation and any other owner of the TP Software ("Third Party Beneficiaries"). For this reason, the parties further agree that the Third Party Beneficiaries have the right to enforce the parties' performance of their respective obligations and duties under this Agreement, and pursuant to such right, may sue to enforce any claim for breach of this Agreement.


     b. The Third Party Beneficiaries' right to enforce the obligations of a party to this Agreement shall not be subject to any defenses that such party may have against the party to whom performance is promised.


11.  Notices.
     ---------


     (a) Except as otherwise specifically provided herein, notices and other communications will be delivered by any method providing for proof of delivery, except that a notice of default or termination may be delivered by facsimile transmission if the original document is also promptly delivered to the recipient. A notice will be deemed given on the date of receipt at the following address(es):


          Solectron:                          NCR:
          ----------                          ----



     (b) The work to be performed under this Agreement will take place at Solectron's premises located at (or such other location as NCR and Solectron shall agree to from time to time):


          ______________________________________
          ______________________________________
          ______________________________________
          ______________________________________
          Telephone:____________________________
          Fax:__________________________________

12.  Controlling Law; Attorneys' Fees  Arbitration.
     ----------------------------------------------


     a. This Agreement shall be construed and controlled by the laws of the State of New York, and.


     b. Process may be served on either party by U.S.A. mails, postage prepaid, certified or registered, return receipt requested or sent by air express courier, charges prepaid, as well as any other method or procedure authorized by applicable law or court rule.


     c. In the event that NCR employ attorneys to enforce any rights arising out of or relating to this Agreement, Solectron agrees to pay such attorneys' fees.


     d. In the event any controversy or claim arises between the parties to this Agreement, they will attempt in good faith to negotiate a solution to their differences by elevating the issue to senior management for resolution and, if negotiation does not result in a resolution within 30 days, they agree to participate in good faith mediation as administered by the American Arbitration Association. In the event of threatened or actual irreparable harm, a party may elect to bypass this Section and proceed directly pursuant to Section 12(g).


     e. Any controversy or claim between the parties to this Agreement, whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of infringement, fraud or misrepresentation), which cannot be resolved by negotiation or mediation will be resolved by arbitration pursuant to this section and the then-current Commercial Rules and supervision of the American Arbitration Association. The duty to arbitrate will extend to any employee, officer, shareholder, agent, or affiliate of a party hereto making or defending a claim which would be subject to arbitration if brought by a party hereto. If any part of this section is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate hereunder or any other part of this section.


     f. The arbitration will be held in the US headquarters city of the party not initiating the claim before a sole arbitrator who is knowledgeable in business information and electronic data processing systems. The arbitrator's award will be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the state or nation specified in this Agreement. Each party will bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration will be borne as provided by the rules of the American Arbitration Association.

     g. If a party breaches any provision of this Agreement related to its or its supplier's intellectual property, the other party will have no adequate remedy at law and may petition a court of law for injunctive relief to protect the intellectual property.


13.  Export Restrictions.  Solectron agrees that it will not export or re-export
     --------------------
TP Software to any country, person, entity or end user subject to U.S.A. export restrictions. Restricted countries currently include, but are not necessarily limited to Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea, and Syria. Solectron warrants and represents that neither the U.S.A. Bureau of Export Administration nor any other federal agency has suspended, revoked or denied Solectron's export privileges.


14.  Miscellaneous.
     --------------


     a. Notwithstanding any other limitation, Solectron shall indemnify, defend and hold NCR harmless from and against all liability (including attorneys fees, costs and expenses resulting from any and all claims by third parties or violations of NCR's intellectual property rights arising from or related to any breach of this Agreement by Solectron.


     b. No assignment of this Agreement by Solectron will be valid without the prior written consent of NCR which will not be unreasonably withheld. As used in this Section, "assignment" shall include mergers or consolidations (regardless of whether the party is the surviving person) or the acquisition of more than 10% of the outstanding voting shares or other controlling interest in the party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. NCR may replicate this Agreement to any NCR business unit that operates under it that NCR divests itself of.


     c. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect provided the intent of the parties has not been materially frustrated.


     d. This document sets out the entire agreement of the parties, and supersedes all prior communications regarding its subject matter. A waiver or amendment of any provision may only be made in writing signed by the authorized representatives of both parties.


In Witness Whereof, the parties have executed this Agreement as of the date set forth above on their own behalf and for the benefit of MS. All signed copies of this Agreement shall be deemed originals.

NCR: ________________________   Solectron: ______________________



______________________________________________________________________
By (Signature)                                    By (Signature)


______________________________________________________________________
Name (Print)                                       Name (Print)


______________________________________________________________________
Title                                         Title


_____________________________________________________________________
Date                                          Date

                                   EXHIBIT A
                                   ---------


                                  TP Software
                                  -----------

                                                                       EXHIBIT I
                                                                       ---------


                                   YEAR 2000
                                   ----------


                                      NCR

                                   Year 2000

                     Qualification Requirements Definition


                                  Version 2.1

                                     4/2/97



Document Title: Year 2000 Qualification Requirements Definition

Document Owner:  Freddy J. Worthington

Organization Name:  Corporate Technology

Telephone Number:  (937)-445-1455

VoicePlus Number:  622-1455

e-mail:  freddy.worthington@daytonoh.ncr.com

                              Change Control Page




---------------------------------------------------------------------------------------
NCR                                                 NUMBER:              DATE:
Year 2000 Qualification Requirements                REVISION:
Definition                                            2.1                4/2/97
---------------------------------------------------------------------------------------

    Revision          Date                Description                                                    Approval
------------------------------------------------------------------------------------------------------------------------
       1.0          11/13/96   Original Issue                                                          Y2K Solution Team
------------------------------------------------------------------------------------------------------------------------
       2.0           3/12/97   .  Wording changes made to synchronize with warranty language and       Y2K Solution Team
                                  to address general qualification.
                               .  Qualification assumes use of date expansion with convention being a documented exception.
------------------------------------------------------------------------------------------------------------------------
       2.1            4/2/97   .  Modified VII Contracts statement                                     Y2K Solution Team
                                  Deleted OS & APPLICATION Question: "Dependent on other products being Year 2000 Qualified in order to attain Qualification"
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                        NCR and Year 2000 Qualification


Meaning of "Year 2000 Qualification"

The purpose of this document is to provide NCR's customers, partners, suppliers, and employees a definition for Products that are "Year 2000 Qualified." This document will evolve over time as more information about the requirements and testing are known.


I. "Year 2000 Qualification" means that a Product has been reviewed to confirm that it stores, processes (including sorting and performing mathematical operations), inputs, and outputs data containing date information correctly regardless of whether the data contains dates before, on, or after January 1, 2000. Products which do not perform date manipulation, and which do not alter any date information that flows through them, are also considered Year 2000 Qualified.


II.  Specifically:

Dates before, on or after January 1, 2000 may be interpreted and stored using either "FORMAT" or "CONVENTION" techniques. As used by NCR, "Year 2000 Qualification" means that the FORMAT technique is used. However, Qualification by CONVENTION may be used in circumstances where compliance by FORMAT is impractical, or where CONVENTION is required to meet specific external interface requirements; in that case the convention used must be specifically documented. "FORMAT" and "CONVENTION" have the following definitions:


FORMAT: All dates are stored, processed, input, and output in formats that preserve century, decade, and year information.


CONVENTION: Dates are stored, input, or output in a format that preserves only decade and year information, but are processed through a "sliding window" calculation. For example, if the year is 00 to 70, add 2000, and if the year is 71 to 99, add 1900. There is no industry standard for the "cut-off" date used in such calculations, and therefore interfaces may not work correctly between programs or systems using different conventions. Any Product achieving Qualification through CONVENTION must clearly document the cut-off date and any other necessary information relating to the bridging calculation used. This documentation must be included in the product's entry in the NCR Year 2000 Qualification List.


III.  Leap Year

The year 2000 itself must be correctly processed as a leap year. In other words, the two days following February 28, 2000 must properly be interpreted as Tuesday, February 29, 2000, and Wednesday, March 1, 2000.

IV.  Display

Any display of a date, whether on screens or in reports, should use a four-digit year (YYYY). However, if two-digit display of a date is commonly accepted and does not cause confusion, the year field may be displayed as two digits.


V.  Firmware and Hardware

Any firmware, hardware, or networking component in a Year 2000 Qualified computer platform must process dates in accordance with this Definition.


Vl.  System Integration

Year 2000 Qualification extends only to the specific product configuration tested, and does not include other software, firmware, or hardware products which may be used in conjunction with the tested configuration. For a Product configuration consisting of multiple components to be considered "Year 2000 Qualified," each constituent component, regardless of vendor, must be "Year 2000 Qualified" in accordance with this Definition, and the system as a whole must be tested for Year 2000 Qualification. "Constituent components" include all software (including operating systems, programs, packages, and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.


Vll.  Contracts

All contracts with vendors for products to be used in the computer system or platform MUST state that Year 2000 Qualification is a performance requirement.


VIII.  Year 2000 Product Qualification Requirements

All of the following questions must be answered as indicated or "NA" for any Product to be identified as "Year 2000 Qualified." Any deviations from these responses must be specifically documented, and approved by NCR.

     [x]                                           DATE MANIPULATION QUESTIONS                                 NA      No      Yes

           Does the product:
1.         Use December 31, 1999 as a regular end of year without special meaning?                                              X
2.         Treat September 9, 1999 as a regular day with no special meaning?                                                    X
3.         Do any of the following date field manipulations?                                                           X
4.         .  99 indicates last record                                                                                 X
5.         .  00 to indicate a null record                                                                             X
6.         .  99 and 00 default values                                                                                 X
7.         .  Special interpretations of 00                                                                            X
8.         .  Hard coded 19 in 4-digit year field                                                                      X
9.         .  Separate manipulations of century digits                                                                 X
10.        Include any license date expiries associated with the end of 1999?                                          X
11.        Use dates in name constructions?                                                                            X
12.        Mix date data and control information in commands or flags which are interpreted as one                     X
           or the other depending on their values?
13.        Use a date as part of the key of an indexed file?                                                           X


                                                  YEAR AND CENTURY QUESTIONS                                   NA      No      Yes

           Does the product:
1.         Recognize 2000 as a leap year?                                                                                       X
2.         Allow itself to be set to any date after 12/31/1999 including 02/29/2000?                                            X
3.         Indicate the correct day, date and time when the following test is performed:                                        X
           With the date set to 12/31/1999, power the product off and then back on when the time will be in 1/1/2000.
4.         Indicate the correct day, date, and time when the following test is performed:                                       X
           With the date set to some time after 1/1/2000, power the product off and back
           on.
5.         Display the date correctly as 2/29/2000 when the following test is performed:                                        X
           With the date set to 2/28/2000, power the product off, and then back on when the next day has been reached.
6.         Treat January 1, 2000, a Saturday?                                                                                   X
7.         Treat February 29, 2000, a Tuesday?                                                                                  X
8.         Treat March 1, 2000, a Wednesday?                                                                                    X
9.         Treat February 28, 2001, a Wednesday?                                                                                X
10.        Treat March 1, 2001, a Thursday?                                                                                     X

                                  DATA BASE ACCESS AND STORAGE                                                 NA      No      Yes

        Does the product:
1.      Code all years as in a manner that preserves century, decade, and year                                                  X
        information?
2.      Correctly perform all of the following manipulations across the century                                                 X
        boundary?
3.      .  Computations of time spans, due-dates, etc.                                                                          X
4.      .  Sorting of data.                                                                                                     X
5.      .  Selections based on key fields                                                                                       X
6.      .  Selections based on non-key fields                                                                                   X

                                   OS & APPLICATION QUESTIONS                                                  NA      No      Yes

        Does the product:
1.      Display the year as an unambiguous value with a minimum of two digits?                                                  X
2.      Correctly handle data with dates before 1/1/2000, on 1/1/2000 and after                                                 X
        1/1/2000 with the system clock set to today's date?
3.      Correctly handle data with dates before 1/1/2000, on 1/1/2000 and after                                                 X
        1/1/2000 with the system clock set to 1/1/2000?
4.      Correctly handle data with dates before 1/1/2000, on 1/1/2000 and after                                                 X
        1/1/2000 with the system clock set after 1/1/2000?
5.      Correctly handle data with dates before 1/1/2000, on 1/1/2000 and after                                                 X
        1/1/2000 with the system clock set to 12/31/1999?
6.      Correctly process dates with the system clock set to 12/31/1999 and processing                                          X
        allowed to continue across the century boundary?
7.      Correctly handle date comparisons where one date is not greater than 12/31/1999                                         X
        and the other date is not less than 1/1/2000?
8.      Use a sliding window for year calculations?                                                                     X
9.      Contain a date format that does not preserve century information?                                               X
10.     Create and/or store data in files or log files or, or generate reports that do                                  X
        not preserve century information in date fields?
11.     Use a 32 bit incrementing signed value for date and time?                                                       X
12.     Correctly set and maintain the century digits in the real time clock, if the                                    X
        product uses "AT"-class PC's (286 through Pentiums and clones), does the operating system or your system software correctly set and maintain the century digits in the real-time-clock?
13.     Correctly handle all time interval calculations based on the century transition                                         X
        - both looking back into the past, and looking forward into the future?
14.     Correctly handle future time interval calculations that span the century                                                X
        transition?
15.     If required, correctly handle date and time interval calculations based on the                                          X
        use of data previously stored by the product or previous versions of the product?
16.     Formally tested for year 2000 Qualification?                                                                            X